EXHIBIT 10.3

CONFIDENTIAL TREATMENT REQUESTED CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

Execution Version

LETTER OF CREDIT FACILITY AGREEMENT

dated as of August 9, 2011

among

SUNPOWER CORPORATION,

TOTAL S.A.,

the SUBSIDIARY APPLICANTS parties hereto from time to time,

the BANKS parties hereto from time to time,

and

DEUTSCHE BANK AG NEW YORK BRANCH,
as Issuing Bank and as Administrative Agent
__________________________________________

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TABLE OF CONTENTS
(continued)

		Page

4.08	Compliance with Laws and Agreements	31
4.09	No Event of Default	31

	ARTICLE V
	COVENANTS
	31
5.01	Information	31
5.02	Existence	32
5.03	Compliance with Laws	32
5.04	Inspection of Property, Books and Records	32

	ARTICLE VI
	EVENTS OF DEFAULT
	32
6.01	Events of Default and Their Effect	32
6.02	Actions in Respect of the Letters of Credit upon Event of Default	34

	ARTICLE VII
	THE ADMINISTRATIVE AGENT
	35
7.01	Authorization and Action	35
7.02	Administrative Agent's Reliance, Etc	35
7.03	The Administrative Agent and Affiliates	35
7.04	Bank Credit Decision	36
7.05	Indemnification	36
7.06	Sub-Agents	36
7.07	Successor Administrative Agent	36

	ARTICLE VIII
	MISCELLANEOUS
	37
8.01	Amendments, Etc	37
8.02	Notices, Etc	38
8.03	No Waiver; Remedies	38
8.04	Costs and Expenses	38
8.05	Binding Effect	38
8.06	Assignments and Participations	39
8.07	Execution in Counterparts	41
8.08	Severability	41
8.09	Confidentiality	41
8.10	Patriot Act	41
8.11	Waiver of Immunity	42
8.12	Jurisdiction, Etc	42
8.13	Governing Law	42

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TABLE OF CONTENTS
(continued)

SCHEDULES AND EXHIBITS

Page

Schedule I	Banks, Pro Rata Shares and Commitment Amounts
Schedule II	Subsidiary Account Parties
Schedule III	Subsidiary Applicants
Schedule IV	Existing Letters of Credit

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of LOC Request
Exhibit C-1	Matters to be Covered in Opinion of Counsel to the Credit Parties
Exhibit C-2	Matters to be Covered in Opinion of Counsel to the Parent Guarantor
Exhibit D	Form of Adherence Agreement
Exhibit E	Form of Commitment Increase Request
Exhibit F	Form of Issuing Bank Joinder Agreement
Exhibit G	Form of Parent Guaranty
Exhibit H	Form of Fee Letter
Exhibit I	Form of Request re Subsidiary Account Party

-iii-

LETTER OF CREDIT FACILITY AGREEMENT

This LETTER OF CREDIT FACILITY AGREEMENT (this "Agreement"), dated as of August 9, 2011, is made by and among SunPower Corporation, a Delaware corporation (the "Company"), Total S.A., a société anonyme organized under the laws of the Republic of France (the “Parent Guarantor”), the Subsidiary Applicants parties hereto from time to time, the financial institutions parties hereto from time to time, and Deutsche Bank AG New York Branch, as Issuing Bank and as Administrative Agent.

The Company has requested that the Issuing Bank and the other Banks provide a letter of credit facility to the Company and the other Applicants, and the Issuing Bank and the other Banks are willing to do so on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.01          Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

 "Adherence Agreement" means an agreement substantially in the form of Exhibit D among a Subsidiary, the Company, the Administrative Agent, the Issuing Bank, and all of the Banks, pursuant to which such Subsidiary becomes a Subsidiary Applicant hereunder.

"Administrative Agent" means DB in its capacity as administrative agent for the Banks hereunder and its successors in such capacity as provided hereunder.

"Affected Bank" means any Bank other than the Issuing Bank that has made, or notified the Company that an event or circumstance has occurred that may give rise to, a demand for compensation under Section 2.06(a) or (b) or Section 2.08 (but only so long as the event or circumstance giving rise to such demand or notice is continuing).

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Agreement" has the meaning given thereto in the preamble.

"Alternate Currency" means any currency (other than dollars) that is freely tradable and exchangeable into dollars in the London market and approved in writing as an Alternate Currency by the Company, the Administrative Agent, and the Issuing Bank, in their reasonable discretion.

"Alternate Currency Exposure" means, at any time, the Dollar Equivalent of the sum (without duplication) at such time of (a) the aggregate outstanding amount of all Alternate Currency LOC Disbursements, (b) the aggregate Available Amounts of all Alternate Currency LOCs, and (c) the aggregate Available Amounts of all Alternate Currency LOCs that have been requested by the Applicants to be issued hereunder but have not yet been so issued.

"Alternate Currency LOC" means an LOC denominated in an Alternate Currency.

"Applicant" means each of the Company and each Subsidiary Applicant.

"Assignment and Assumption" means an assignment and assumption entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.06 and in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

"Available Amount" means, at any time with respect to any LOC, the maximum amount available to be drawn under such LOC under any circumstance at such time or thereafter, giving effect to any scheduled increases in accordance with the terms of such LOC, including any amount that has been the subject of a drawing by the applicable Beneficiary prior to the expiration or termination of such LOC but has not yet been paid or refused by the Issuing Bank.

"Bankruptcy Law" means Title 11, U.S. Code, as amended from time to time, and any successor statute or statutes, or any similar foreign, federal, or state law for the relief of debtors.

"Banks" means the Persons (whether one or more) listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  For the avoidance of doubt, references herein to Banks shall include the Issuing Bank unless otherwise specified.

"Base Rate" means a fluctuating interest rate per annum equal at any time to the higher of (a) the sum of the Federal Funds Rate plus 0.5% or (b) the “Prime Rate” as announced from time to time in the so called money rates section of the United States Edition of The Wall Street Journal.  Each change in such Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

"Beneficiary" means, at any time, any beneficiary of any LOC, including any second or substitute beneficiary or transferee under a transferable LOC and any successor of a beneficiary by operation of law.

“Block Notice” means a Notice of Block (as defined in the Parent Guaranty) delivered by the Parent Guarantor pursuant to the Parent Guaranty suspending the right of the Company or a Subsidiary Applicant to obtain LOCs hereunder.

"Business Day" means a day of the year other than (i) Saturdays, (ii) Sundays or (ii) any day on which banks are required or authorized by law to close in either or both of New York, New York or Paris, France.

"Calculation Date" means (a) each date on which an Alternate Currency LOC is issued or is increased, renewed, or extended by amendment and (b) the first Business Day of each calendar month.

"Change in Law" means (a) the adoption of any treaty, international agreement, law, rule, or regulation after the date of this Agreement, (b) any change in any treaty, international agreement, law, rule, or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, or (c) compliance by the Administrative Agent or any Bank (or, for purposes of Section 2.06(b), by any Lending Office of such Bank or by the corporation controlling such Bank or the Issuing Bank, if any) with any request, guideline, or directive (whether or not having the force of law) of any Governmental Authority (provided that compliance with such request, guideline, or directive is in accordance with the general practice (if any) of the applicable Bank to whom such request, guideline, or directive is intended to apply) made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case referred to in clause (i) or (ii) be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Closing Date" means the first date on which the conditions set forth in Article III shall have been satisfied (or waived in accordance with Section 8.01).

"Commitment" means, with respect to any Bank, the commitment of such Bank to issue (in the case of the Issuing Bank) or participate in LOCs hereunder in an amount equal to its Commitment Amount.

"Commitment Amount" means, with respect to any Bank at any time, the amount set forth opposite such Bank's name on Schedule I under the caption "Commitment Amount", or, if such Bank has entered into one or more Assignment and Assumptions, the amount set forth for such Bank in the Register maintained by the Administrative Agent pursuant to Section 8.06(d) as such Bank's "Commitment Amount", as such amount may be reduced or increased at or prior to such time pursuant to Section 2.04.  Except as provided for in Section 2.04(b), at no time shall the aggregate Commitment Amount exceed the lower of the then applicable Maximum LOC Amount and $771,000,000.

"Commitment Fee" means, as to any Bank, an unused commitment fee, which shall accrue during the period from and including the Closing Date to but excluding the date on which such Commitment terminates at the rate of six (6) basis points (0.06%) per annum on the then applicable daily unused Commitment Amount of such Bank.

"Company" has the meaning given thereto in the preamble.

"Confidential Information" means all information that the Company or any Affiliate thereof furnishes to the Administrative Agent or any Bank that is identified as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Administrative Agent or any Bank of its obligations hereunder or that is or becomes available to the Administrative Agent or such Bank from a source other than the Company or an Affiliate thereof that is not, to the best of the Administrative Agent's or such Bank's knowledge, acting in violation of a confidentiality agreement with the Company or any Affiliate thereof.

"Constituent Documents" means, with respect to any entity, its constituent, governing, or organizational documents, including (a) in the case of a limited partnership, its certificate of limited partnership and its limited partnership agreement, (b) in the case of a limited liability company, its certificate of formation or organization and its operating agreement or limited liability company agreement, as applicable, and (c) in the case of a corporation, its articles or certificate of incorporation and its by-laws and any shareholders agreement, as applicable.

"Credit Exposure" means, at any time, the Dollar Equivalent of the sum (without duplication) at such time of (a) the aggregate outstanding amount of all LOC Disbursements, (b) the aggregate Available Amounts of all LOCs, and (c) the aggregate Available Amounts of all LOCs that have been requested by the Applicants to be issued hereunder but have not yet been so issued.

"Credit Parties" means, collectively, the Applicants and the Company.

 “DB” means Deutsche Bank AG New York Branch, a New York licensed branch of a German banking corporation.

"Defaulting Bank" means any Bank, as determined by the Administrative Agent, that has (a) failed to fund any portion of its participations in any LOC within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Company, any other Applicant, the Administrative Agent, the Issuing Bank, or any other Bank in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund participations in then outstanding LOCs, (d) otherwise failed to pay over to the Administrative Agent or any other Bank any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or
(ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) asserts or is entitled to assert any immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or such Bank (or any relevant Governmental Authority or instrumentality) rejects, repudiates, disavows or disaffirms any contracts or agreements made by such Bank (or is permitted to do the same).

"Dollar Equivalent" means, on any date of determination, (a) with respect to any amount in dollars, such amount, and (b) with respect to any amount in an Alternate Currency, the equivalent amount of dollars of such amount based on the “Euro foreign exchange reference rate” and such other foreign exchange reference rate published by the European Central Bank as may be necessary to convert the applicable currency from such currency to euros (if necessary) and from euros to dollars determined by the Administrative Agent pursuant to Section 1.05(b) using the Exchange Rate with respect to such Alternate Currency at the time in effect under the provisions of such Section.

"dollars" or "$" refers to lawful money of the United States of America.

"Eligible Assignee" means (a) a Bank, (b) an Affiliate of a Bank, or (c) a commercial bank, a savings bank, or other financial institution that in each case is covered by any of clauses (a) through (c) is approved by the Administrative Agent, the Issuing Bank, and, so long as there then exists no Event of Default, the Company (such approvals not to be unreasonably withheld); provided that neither the Company nor any Affiliate thereof shall qualify as an Eligible Assignee.

"Equity Interests" means shares of capital stock, general or limited partnership interests, membership interests in a limited liability company, beneficial interests in a trust, or other equity ownership interests in a Person, and any warrants, options, or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“euro” means the official currency of the European Union.

"Event of Default" has the meaning specified in Section 6.01.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor statute or statutes.

"Exchange Rate" means on any day, with respect to any Alternate Currency, the rate at which such Alternate Currency may be exchanged into dollars, as set forth at approximately 11:00 a.m. (New York City time) on such day based on the “Euro foreign exchange reference rate” and such other foreign exchange reference rate published by the European Central Bank.  In the event that such rate is not published, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon in writing by the Administrative Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its Alternate Currency exchange operations in respect of such Alternate Currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

"Existing Facility" means the letter of credit facility established pursuant to the Letter of Credit Facility Agreement dated as of April 12, 2010 among the Company, the subsidiary guarantors, the subsidiary applicants parties thereto from time to time, the banks parties thereto from time to time, and Deutsche Bank AG New York Branch, as Issuing Bank and as Administrative Agent.

“Existing LOCs” means the letters of credit described on Schedule IV .

"Facility" means the letter of credit facility established pursuant to this Agreement.

"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Company.

“Fee Letter” means that Fee Letter by and among the Company and DB, as the Administrative Agent and the Issuing Bank, substantially in the form attached hereto as Exhibit H.

“Final LOC Expiration Date” means June 28, 2018.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

"Governmental Authority" means any supra-national body, the government of the United States of America, any other nation or any political subdivision of any thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Impacted Bank" means, at any time, any Bank, as determined by the Administrative Agent and the Company, that (a) is not a Defaulting Bank and (b) (i) has a long term senior unsecured indebtedness rating by S&P and/or Moody's less than BBB+ (if rated by S&P) and less than Baa1 (if rated by Moody's) or (ii) neither S&P nor Moody's maintains a long term senior unsecured indebtedness rating for such Bank.

"Indemnified Party" has the meaning specified in Section 8.04(b).

"Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

"Issuing Bank" means DB, as the issuer of the Existing LOCs, DB in its capacity as the issuer of LOCs hereunder and any additional Issuing Bank that becomes a party hereto in accordance with Section 2.14(f) (in which case the term "Issuing Bank" when used with respect to any particular LOC, refers to the applicable Bank that is requested to issue or has issued such LOC) and, in each case, their respective successors in such capacities as provided hereunder.  Each Issuing Bank may, in its discretion, arrange for one or more LOCs to be issued by any of its branches or Affiliates (whether domestic or foreign), in which case the term "Issuing Bank" shall include any such branches or Affiliates with respect to any LOC issued by such branches or Affiliates.

"Issuing Bank Joinder Agreement" means an Issuing Bank Joinder Agreement, substantially in the form of Exhibit H, among the Company, the Administrative Agent, and a Bank, pursuant to which such Bank becomes an additional Issuing Bank hereunder in accordance with Section 2.14(f).

"Judgment Currency" has the meaning specified in Section 2.16(b).

"Judgment Currency Conversion Date" has the meaning specified in Section 2.16(b).

“LComm” means the large commercial portion of the residential and commercial business segment of the Company with projects of at least 1 megawatt (DC or direct current) in peak capacity sold directly to a commercial end-user and not via a dealer.

"Lending Office" means, with respect to a Bank, the office of such Bank that is to make and receive payments hereunder as specified to the Administrative Agent from time to time.

"Loan Documents" means, collectively, this Agreement, the Parent Guaranty, each LOC Request, any Adherence Agreements and each other instrument or agreement made or entered into by the Company or any other Applicant with or in favor of the Administrative Agent, the Issuing Bank, or the Banks in connection with this Agreement or the transactions contemplated hereby, and any supplements or amendments to or waivers of any of the foregoing executed and delivered from time to time.

"LOC" means each standby letter of credit issued hereunder in such form as the Issuing Bank may approve in its reasonable discretion and each Existing LOC.

"LOC Disbursement" means the making of any payment by the Issuing Bank under an LOC in the amount of such payment, and the making of any payment by a Bank for the account of the Issuing Bank under Section 2.02(f) on account of an unreimbursed drawing on an LOC.

“LOC Fee” means, as to any Bank, a participation fee with respect to its participations in LOCs which shall accrue at the rate of twenty (20) basis points (0.20%) per annum on the Dollar Equivalent of the actual amount of such Bank's Credit Exposure for each day during the period from and including the

Closing Date through and including the later of the date on which such Bank's Commitment terminates and the date on which such Bank ceases to have any Credit Exposure.

"LOC Participating Interest" means an undivided interest, in a proportion equal to each Bank's Pro Rata Share, in all of the Issuing Bank's rights and obligations in, to or under any LOC, the related LOC Request, all reimbursement obligations with respect to such LOC, and all collateral, guarantees and other rights from time to time directly or indirectly securing or supporting the foregoing (it being understood that the LOC Participating Interest of the Bank serving as the Issuing Bank is the interest not otherwise attributable to the LOC Participating Interests of the other Banks).

"LOC Related Documents" means, collectively, any Loan Document, any LOC Request, any LOC, or any other agreement or instrument relating thereto.

"LOC Request" means a written request substantially in the form of Exhibit B.

"Material Adverse Effect" means a material adverse effect on (a) the business, financial condition, operations or properties of the Company and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Loan Documents, or (c) the ability of the Company or any other Applicant to perform their obligations, taken as a whole, under the Loan Documents.

“Maximum LOC Amount” means, in each case, calculated noncumulatively and on a Dollar-Equivalent basis: (a) for the period from the Closing Date through December 31, 2011, $645,000,000; (b) for the period from January 1, 2012 through December 31, 2012, $725,000,000; (c) for the period from January 1, 2013 through December 31, 2013, $771,000,000 (d) for the period from January 1, 2014 through December 31, 2014, $878,000,000; (e) for the period from January 1, 2015 through December 31, 2015, $936,000,000; and (f) for the period from January 1, 2016 through the Termination Date, $1,000,000,000.

“Montalto Project” means the Montalto di Castro solar park in Lazio, Italy, which was sold by the Company prior to the date hereof.

"Nonconsenting Bank" means any Bank other than the Issuing Bank that does not approve a consent, waiver, or amendment to any Loan Document requested by the Company or the Administrative Agent and that requires the approval of all Banks under Section 8.01 (or all Banks directly affected thereby) at a time when the Required Banks have agreed to such consent, waiver, or amendment.

“NorSun Supply Agreement” means the Long-Term Polysilicon Supply Agreement, dated as of August 9, 2007, by and between the Company and NorSun AS.

"Obligations" means all obligations, liabilities, and Indebtedness of every nature of each Applicant from time to time owing to the Administrative Agent or any Bank, under or in connection with this Agreement or any other Loan Document, in each case whether primary, secondary, direct, indirect, contingent (including the undrawn amount of each LOC), fixed or otherwise, including the obligation to provide cash collateral pursuant to any Loan Document and including interest accruing at the rate provided in the applicable Loan Document on or after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable.

"OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control, and any successor thereto.

“Other Permitted Purposes” means (a) development obligations or guaranties of the Company or a Wholly-Owned Subsidiary with respect to project development obligations such as transmission reservations and land options for the Company’s UPP and LComm businesses, (b) remediation work, landscaping and other related obligations or guarantees of the Company or a Wholly-Owned Subsidiary in favor of government entities for reparation of land and surrounding environment after construction for the Company’s UPP and LComm businesses, and (c) obligations or guarantees of the Company or a Wholly-Owned Subsidiary with respect to obligations to local tax authorities relating to doing business in that locality with respect to the Company’s UPP or LComm businesses.

"Other Taxes" means any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent Guarantor” has the meaning given thereto in the preamble.

“Parent Guaranty” means the Guaranty of even date herewith by the Parent in respect of the Repayment Obligations substantially in the form of Exhibit G.

"Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

"Permitted LOCs" means LOCs that are classified as a performance standby letters of credit by the Board of Governors of the Federal Reserve System or by the Office of the Comptroller of the Currency of the United States and constitute (a) performance guarantees (for a period of up to two (2) years after completion of the applicable project) and completion guarantees (until completion of the applicable project) of the Company or such Wholly-Owned Subsidiary with respect to engineering, procurement and construction services provided in connection with the Company’s UPP and LComm businesses (including replacing Existing LOCs), (b) performance guarantees for engineered hardware packages not including engineering, procurement and construction services for UPP projects for a period of up to two (2) years after completion of the applicable project, (c) the Other Permitted Purposes for a period of up to two (2) years, (d) certain purchase, repayment and tax indemnity obligations of the Company or a Wholly-Owned Subsidiary existing as of the Closing Date supported by no more than three (3) LOCs (of which two (2) LOCs in an aggregate face amount of €10,675,609 relate to the Montalto Project and one (1) LOC in a face amount of $40,000,000 relates to the NorSun Supply Agreement) (which Existing LOCs will be replaced by LOCs issued under this Agreement), and (e) the Existing LOCs; provided, that, notwithstanding anything to the contrary in this definition but subject to the other terms and conditions of this Agreement, the Company will be permitted to have LOCs outstanding at any one time until the Termination Date for the purposes described in clauses (a) and (b) above with an expiry of between two (2) and three (3) years from the date of issuance thereof and for an aggregate initial face amount of up to fifteen per cent (15%) of the then-applicable Maximum LOC Amount.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

"Pro Rata Share" means, for any Bank, the percentage share that its Commitment Amount is of the aggregate Commitment Amount of all Banks (or, if the Commitments have terminated, that the amount of such Bank's participating interest in the LOC Disbursements and LOCs is of the Credit Exposure).  The initial Pro Rata Shares of the Banks are set forth on Schedule I.

"Register" means a register for the recordation of the names and addresses of the Banks and the Commitment Amount of, and principal amount of the LOC Disbursements owing to, each Bank from time to time.

“Repayment Obligations” means the obligations of a Credit Party (with respect to the Company, for itself or as guarantor) now existing or hereafter arising under Section 2.03(a) to reimburse to the Banks the amount of any draw on any LOC issued hereunder (with respect to the Company, for itself or for another Applicant) and all interest accrued on such reimbursement obligation from the date of such reimbursement until the date paid. “Repayment Obligations” shall also include all fees, expenses or other amounts payable by any Credit Party to the Banks or the Administrative Agent.

"Required Banks" means, at any time, Banks with aggregate Pro Rata Shares of more than fifty percent (50%).

"Responsible Officer" means, (a) in the case of the Company or any other Applicant, its president, chief executive officer, chief financial officer, principal accounting officer, treasurer or controller (and, in any case where two Responsible Officers are acting on behalf of such Person the second such Responsible Officer may also be its Secretary or an Assistant Secretary), and (b) in the case of any other Person, its manager, general partner, or a senior or executive officer of such other Person or of its managing member or general partner, as applicable.

"SEC" means the United States Securities and Exchange Commission (or any successor Governmental Authority).

"Specified Currency" means any currency in which any Applicant is obligated to make payments hereunder.

"subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

"Subsidiary" means any subsidiary of any Applicant.

"Subsidiary Account Party" means (a) each Wholly-Owned Subsidiary listed on Schedule II and (b) each other Wholly-Owned Subsidiary from time to time approved in writing as a Subsidiary Account Party by the Administrative Agent and the Issuing Bank at the written request of the Company substantially in the form of Exhibit I.

"Subsidiary Applicant" means (a) each Wholly-Owned Subsidiary that is a party to this Agreement and is listed on Schedule III and (b) each other Wholly-Owned Subsidiary from time to time approved in writing as a Subsidiary Applicant pursuant to an Adherence Agreement executed and delivered by such Subsidiary, the Company, the Administrative Agent, the Issuing Bank, and all of the other Banks, in each case other than any such Subsidiary that has ceased to be a Subsidiary Applicant pursuant to Section 2.17.

"Taxes" means any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, (i) taxes that are imposed on (or measured by) its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or any political subdivision thereof, (ii) any branch profits tax or any similar tax that is imposed by any jurisdiction described in clause (i) above, and (iii) in the case of a Bank (other than a Bank that became a Bank pursuant to a request by a Company pursuant to Section 2.11), (x) any United States federal withholding tax imposed under a law that is in effect at the time such Bank acquires the interest hereunder in respect of which it is claiming under Section 2.08 (or designates a new Lending Office) except to the extent that such Bank (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Credit Party with respect to any withholding tax pursuant to Section 2.08(a) and (y) any withholding tax that is attributable to such Bank's failure to comply with Section 2.08(e) and, in the case of each Bank, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Bank's Lending Office or any political subdivision thereof.

"Termination Date" means June 28, 2016.

“Upfront  Fee" means a fee, which shall be payable by the Company on the Closing Date to the Administrative Agent for distribution pro rata to the Banks, of $387,000.

“UPP” means the utility and power plant business segment of the Company, which includes power plant project development, construction and project sales, turnkey engineering, procurement and construction services for power plant construction, and power plant operations and maintenance services, but excludes component sales.

“Wholly-Owned Subsidiary” means a direct or indirect wholly-owned Subsidiary of the Company.

“Withholding Agent” means each Applicant and the Administrative Agent.

1.02          Computation of Time Periods.  In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding", in each case except as otherwise expressly provided herein.

1.03          Other Definitional Provisions.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  The word "will" shall be construed to have the same meaning and effect as the word "shall".  The words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.  Except as otherwise expressly provided herein, any definition of or reference to (a) an agreement, instrument, or other document shall mean such agreement, instrument, or other document as amended, supplemented, or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) a law shall mean such law as amended, supplemented, or otherwise modified from time to time (including any successor thereto) and all rules, regulations, guidelines, and decisions interpreting or implementing such law; (c) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement; (d) a time of day shall mean such time in

New York, New York; and (e) any reference herein to any Person shall be construed to include such Person's successors and assigns.

1.04          Accounting Terms and Determinations.  Unless otherwise specified herein, all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered to the Banks.

1.05          Exchange Rates.

(a)           Not later than 12:00 noon, New York City time, three (3) Business Days prior to each Calculation Date, beginning with the date that is three (3) Business Days prior to the date on which the initial Alternate Currency LOC is issued, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date with respect to each Alternate Currency.  The Exchange Rates so determined shall become effective on the relevant Calculation Date, shall remain effective until the next succeeding Calculation Date, and shall for all purposes of this Agreement (other than Section 2.01, Section 2.16, or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between dollars and any Alternate Currency.

(b)           Not later than 5:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall determine the Alternate Currency Exposure.  The Administrative Agent shall determine the aggregate amount of the Dollar Equivalent of all amounts denominated in an Alternate Currency at the applicable time and in the manner provided for by this Agreement.

ARTICLE II

AMOUNTS AND TERMS OF LETTERS OF CREDIT

2.01          The Letters of Credit.  The Issuing Bank agrees, on the terms and subject to the conditions herein set forth, to issue LOCs, and amend the expiry, amount or operative language of LOCs, for the account of any Applicant on any Business Day from time to time during the period from the Closing Date to the Termination Date; provided that:

(a)           the Issuing Bank shall not have any obligation to issue or amend the expiry, amount or language of any LOC if (i) the aggregate Credit Exposure (after giving effect to such issuance, extension, or increase) would exceed the aggregate Commitment Amount of the Banks, (ii) any Bank's Pro Rata Share of the aggregate Credit Exposure (after giving effect to such issuance or amendment) would exceed such Bank's Commitment Amount, or (iii) such issuance or amendment would conflict with or cause the Issuing Bank to exceed any limit imposed by applicable law or any applicable requirement hereof;

(b)           each LOC shall be denominated in dollars or in an Alternate Currency and shall be in a face amount not less than the Dollar Equivalent of $25,000 (or such lesser amount as the Issuing Bank may agree);

(c)           each LOC shall be payable only against sight drafts or demands for payment at sight (and not provide for acceptance of time drafts or incurrence of deferred payment undertakings);

(d)           no LOC shall have a scheduled expiration date (including all rights of the applicable Applicant or the Beneficiary to require extension thereof) later than the earlier of (i) three (3) years from the date of issuance thereof, and (ii) the Final LOC Expiration Date; provided that any LOC may by its terms be automatically extendible annually for additional one-year periods (provided that the Issuing Bank shall not permit any such extension to take effect that extends the expiration date of such LOC beyond the Final LOC Expiration Date); provided, further that the Issuing Bank shall not permit any such automatic extension if it has determined that such extension would not be permitted, or the Issuing Bank would have no obligation, at such time to issue such LOC as extended under the terms hereof, in which case the Issuing Bank shall notify the Beneficiary thereof of its election not to extend such LOC (which the Issuing Bank agrees to do on and subject to the terms of Section 2.02(c)), and

(e)           each LOC shall be a Permitted LOC.

At the request of any Applicant, LOCs may be issued in accordance with this Agreement to support obligations of any Subsidiary Account Party that is a Subsidiary of such Applicant; provided that such Applicant represents, warrants and agrees, without limiting any Obligations of such Applicant hereunder, that: (i) such Subsidiary Account Party has consented to its being referred to in such LOC or otherwise as the "applicant", "account party", "client", or "customer" at whose request or for whose account such LOC is issued; (ii) such Subsidiary Account Party has consented to its not having any rights under this Agreement (including any right to request that the Issuing Bank issue or amend such LOC or that the Issuing Bank dispose of any documents presented under such LOC (or any goods represented thereby) in any particular manner) and to the Issuing Bank's treating such Applicant as the sole Person entitled to exercise such rights with respect to such LOC; (iii) such Subsidiary Account Party is a direct or indirect majority-owned subsidiary of the Company at the time of issuance of such LOC (or of any increase or extension thereof); (iv) such Subsidiary Account Party is bound by all the limitations of liability and exculpations in the Issuing Bank's favor contained herein and subject to all the rights and remedies in the Issuing Bank's favor referred to herein as if it were such Applicant; and (v) the Issuing Bank shall not be required to send any notice hereunder to such Subsidiary Account Party, but if the Issuing Bank in its sole discretion chooses to do so, the Issuing Bank may send such notice as provided herein care of such Applicant and such notice shall be effective as if given to such Subsidiary Account Party.

2.02          Issuance; Extensions; Participations; Etc.

(a)           Request for Issuance.  An Applicant may from time to time request, upon at least three (3) Business Days' notice (given not later than 11:00 a.m. New York City time), that the Issuing Bank issue an LOC by delivering to the Issuing Bank (i) an LOC Request specifying the date on which such LOC is to be issued (which shall be a Business Day), a summary of the arrangement to which such LOC pertains, the expiration date thereof, the currency thereof (whether dollars or an Alternate Currency), the Available Amount thereof, and the name and address of the Beneficiary thereof; and (ii) such other documents and agreements as may be required pursuant to the Issuing Bank's customary practices for the issuance of letters of credit (and in the event of a conflict between the terms of this Agreement and the terms of such other documents or agreements, the terms of this Agreement shall govern).  The applicable Applicant agrees to promptly deliver to the Parent Guarantor a copy of each request made by it pursuant to the foregoing sentence.  If the requirements set forth in the first sentence of Section 2.01 and in Article III are satisfied, the Issuing Bank shall issue the applicable LOC on the date requested in such LOC Request.  Upon the issuance of an LOC, the Issuing Bank shall (A) deliver the original of such LOC to the Beneficiary thereof or as the applicable Applicant shall otherwise direct and (B) promptly notify the Administrative Agent thereof and furnish a copy thereof to the Administrative Agent, the applicable Applicant and the Parent Guarantor.

(b)           Request for Extension or Increase.  The applicable Applicant may from time to time request, upon at least three (3) Business Days' notice (given not later than 11:00 a.m. New York City time), that the Issuing Bank amend the expiration date of an outstanding LOC, the Available Amount of an outstanding LOC or the language of an outstanding LOC by delivering to the Issuing Bank (with a copy to the Parent Guarantor) a written request therefor.  Any such request for an extension or increase shall for all purposes hereof (including for purposes of Section 2.02(a)) be treated as though such Applicant had requested issuance of a replacement LOC (except that the Issuing Bank may, if it elects, issue a notice of extension or increase in lieu of issuing a new LOC in substitution for the outstanding LOC).

(c)           Automatic Extensions.  If any LOC shall provide for the automatic extension of the expiry date thereof unless the Issuing Bank gives notice that such expiry date shall not be extended, then the Issuing Bank shall allow such LOC to be extended unless such extended expiration date would conflict with Section 2.01(d) or unless the Issuing Bank shall have received, at least five (5) Business Days prior to the date on which such notice of non-extension must be delivered under such LOC (or such shorter period acceptable to the Issuing Bank), (i) notice from the Required Banks or the Administrative Agent stating that one or more of the conditions precedent to the extension of such LOC have not been satisfied, (ii) notice from the applicable Applicant directing the Issuing Bank not to permit the extension of such LOC, unless (in the case of this clause (ii)) the Required Banks or the Administrative Agent shall have notified the Issuing Bank that an Event of Default has occurred and is continuing and directed the Issuing Bank not to permit such extension (and the Issuing Bank shall not permit any LOC to be automatically extended if it has received a timely notice of the type described in the foregoing clause (i) or (ii)), or (iii) a Block Notice from the Parent Guarantor.

(d)           Limitations on Issuance, Extension and Increase of LOCs.  As between the Issuing Bank, on the one hand, and the Administrative Agent and the other Banks, on the other hand, the Issuing Bank shall be justified and fully protected in issuing a proposed LOC, amending the expiration date, the Available Amount of an outstanding LOC, the language of an outstanding LOC or permitting an outstanding LOC to be automatically extended if the Issuing Bank has not received notice that it is not authorized to issue, amend the Available Amount of, or amend the expiration of, or amend the language of  such LOC as described in the foregoing provisions of this Section, in each case notwithstanding any subsequent notice to the Issuing Bank, any knowledge the Issuing Bank may have of an Event of Default, of any event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, or of the failure to satisfy any condition specified in the first sentence of Section 2.01 or in Article III, or any other event, condition, or circumstance whatsoever.  The Issuing Bank may amend, modify, or supplement LOCs or LOC Requests, or waive compliance with any condition of issuance, extension or payment (other than those conditions set forth in Section 3.02), without the consent of, and without liability to, the Administrative Agent or any Bank; provided that any such amendment, modification, or supplement that amends the expiration date, the Available Amount or the language of an outstanding LOC shall be subject to Section 2.01.

(e)           LOC Participating Interests.  On the Closing Date with respect to the Existing LOCs and concurrently with the issuance of each other LOC, the Issuing Bank automatically shall be deemed, irrevocably and unconditionally, to have sold, assigned, transferred and conveyed to each other Bank, and each other Bank automatically shall be deemed, irrevocably and unconditionally, severally to have purchased, acquired, accepted, and assumed from the Issuing Bank, without recourse to, or representation or warranty by, the Issuing Bank, an LOC Participating Interest.  On the date that any assignee becomes a party to this Agreement in accordance with Section 8.06, LOC Participating Interests in all outstanding LOCs held by the Bank from which such assignee acquired its interest hereunder shall be proportionately reallocated between such assignee and such assignor Bank.  Notwithstanding any other provision hereof, each Bank hereby agrees that its obligation to participate in each LOC, its obligation to make the payments specified in Section 2.02(f), and the right of the Issuing Bank to receive such payments in the manner specified therein are each absolute, irrevocable, and unconditional and shall not be affected by any event, condition, or circumstance whatsoever.  The failure of any Bank to make any such payment shall not relieve any other Bank of its funding obligation hereunder on the date due, but no Bank shall be responsible for the failure of any other Bank to meet its funding obligations hereunder.

(f)            Payment by Banks on Account of Unreimbursed Draws.  If the Issuing Bank makes a payment under an LOC and is not reimbursed in full therefor in accordance with Section 2.03, the Issuing Bank shall notify the Administrative Agent thereof (which notice may be by telephone), and the Administrative Agent shall forthwith notify each Bank thereof (which notice may be by telephone promptly confirmed in writing).  No later than the Administrative Agent's close of business on the date such notice is given (if notice is given by 2:00 p.m. (New York City time) on a Business Day) or 10:00 a.m. (New York City time) on the following Business Day (if notice is given after 2:00 p.m. (New York City time) on a Business Day), each Bank will pay to the Administrative Agent, for the account of the Issuing Bank, in immediately available funds, an amount  equal to the Dollar Equivalent of such Bank's Pro Rata Share of the unreimbursed portion of such payment by the Issuing Bank.  Amounts received by the Administrative Agent for the account of the Issuing Bank shall be forthwith transferred, in immediately available funds, to the Issuing Bank.  To the extent that any Bank fails to make such payment to the Administrative Agent for the account of the Issuing Bank on such date, such Bank shall pay such amount on demand, together with interest, for the Issuing Bank's own account, from the date such payment is due from such Bank to the Issuing Bank to the date of payment to the Issuing Bank (before and after judgment) at a rate per annum for each day (i) from the date such payment is due from such Bank to the Issuing Bank to the third Business Day thereafter, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking rules on interbank compensation, and (ii) thereafter, equal to the Base Rate.

(g)           LOC Disbursements.  The making of an LOC Disbursement by a Bank with respect to an unreimbursed drawing on an LOC shall reduce, by a like amount, the outstanding LOC Disbursement of the Issuing Bank with respect to such unreimbursed drawing.

(h)           LOC Reports.  The Issuing Bank will furnish to the Administrative Agent (with copies to the Company and the Parent Guarantor) prompt written notice of each (i) issuance or amendment of the expiry, amount or language of an LOC (including the Available Amount and expiration date thereof), (ii) other amendment to an LOC, (iii) cancellation of an LOC, and (iv) payment on an LOC.  The Administrative Agent will furnish to each Bank, Applicant and the Parent Guarantor promptly upon request and, in any case, prior to the fifteenth Business Day of each calendar quarter a written report summarizing issuance and amendment of LOCs issued or amended during the preceding calendar quarter and payments and reductions in Available Amounts during such calendar quarter on all LOCs.

(i)            ISP and UCP.  Subject to the exculpations, limitations on liability, and other provisions of this Agreement, unless otherwise expressly agreed in writing by the Issuing Bank and the applicable Applicant when a LOC is issued and subject to applicable laws, performance under LOCs by the Issuing Bank will be governed by (i) either (x) the rules of the "International Standby Practices 1998" (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any LOC may be issued) or (y) the rules of the "Uniform Customs and Practices for Documentary Credits" (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any LOC may be issued) and (ii) to the extent not inconsistent therewith, the governing law of this Agreement as set forth in Section 8.13.

2.03          Reimbursement Obligations.

(a)           Each Applicant agrees to reimburse the Issuing Bank (by making payment to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.07) in the amount of each LOC Disbursement made by the Issuing Bank under each LOC issued at the request of such Applicant, such reimbursement to be made within five (5) Business Days of the date the Issuing Bank notifies such Applicant of such LOC Disbursement.  Such reimbursement obligation shall be payable without further notice, protest or demand, all of which are hereby waived, and an action therefor shall immediately accrue.  To the extent such payment by such Applicant is not timely made in accordance with the terms hereof, such unpaid reimbursement obligation shall be treated as a matured loan extended to such Applicant under this Agreement in respect of which interest shall accrue and be payable.  Such Applicant agrees to pay to the Administrative Agent, for the respective accounts of the Issuing Bank and the other Banks that have funded their respective shares of such amount remaining unpaid by such Applicant, on demand, interest (at a rate per annum equal to the Base Rate plus 1.00%) for each day from the date of such LOC Disbursement to the date such obligation is paid in full.  For the avoidance of doubt, the payment by such Applicant of interest pursuant to this Section 2.03(a) shall not affect the calculation of fees under the Loan Documents.

(b)           The obligation of the applicable Applicant to reimburse the Issuing Bank for any LOC Disbursement made by the Issuing Bank shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, the applicable LOC Request and any other applicable agreement or instrument under all circumstances, including the following circumstances:

(i)             any lack of validity or enforceability of any LOC Related Document or any term or provision thereof;

(ii)            any change in the time, manner, or place of payment of, or in any other term of, any obligation of the Company, any other Applicant, or any other Person in respect of any LOC Related Document or any other amendment or waiver of or any consent to departure from any LOC Related Document;

(iii)           the existence of any claim, set-off, defense, or other right that the Company, any other Applicant, or any other Person may have at any time against any Beneficiary (or any Person for which any such Beneficiary may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the LOC Related Documents or any unrelated transaction;

(iv)           any statement or any other document presented under an LOC being forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)            payment by the Issuing Bank under an LOC against presentation of a draft or other document that does not strictly comply with the terms of such LOC; or

(vi)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any other Applicant.

The foregoing provisions of this Section 2.03(b) shall not excuse the Issuing Bank from liability to the applicable Applicant against the Issuing Bank following reimbursement of each LOC Disbursement in full by such Applicant to the extent of any direct (but not consequential) damages suffered by the applicable Applicant that are caused by the Issuing Bank's gross negligence or willful misconduct; provided that (i) the Issuing Bank shall be deemed to have acted with reasonable care if it acts in accordance with standard letter of credit practice of commercial banks located in New York City and (ii) the applicable Applicant’s aggregate remedies against the Issuing Bank for wrongfully honoring a presentation shall not exceed the aggregate amount paid by such Applicant to the Issuing Bank with respect to the honored presentation, plus interest.

(c)           Without limiting any other provision of this Agreement, the Issuing Bank:  (i) may rely upon any oral, telephonic, facsimile, electronic, written, or other communication reasonably believed to have been authorized by any Applicant, (ii) shall not be responsible for errors, omissions, interruptions, or delays in transmission or delivery of any message, advice or document in connection with any LOC, whether transmitted by courier, mail, telex, any other telecommunication, or otherwise (whether or not they be encrypted), or for errors in interpretation of technical terms or in translation (and the Issuing Bank may transmit any LOC terms without translating them), (iii) may honor any presentation under any LOC that appears on its face to substantially comply with the terms and conditions of such LOC, (iv) may replace a purportedly lost, stolen, or destroyed original LOC, waive a requirement for its presentation, or provide a replacement copy to any Beneficiary, (v) if no form of draft is attached as an exhibit to an LOC, may accept as a draft any written or electronic demand or request for payment under such LOC, and may disregard any requirement that such draft bear any particular reference to such LOC, (vi) unless an LOC specifies the means of payment, may make any payment under such LOC by any means it chooses, including by wire transfer of immediately available funds, (vii) may select any branch or affiliate of the Issuing Bank or any other bank or financial institution to act as advising, transferring, confirming, and/or nominated bank under the law and practice of the place where it is located (if the applicable LOC Request or LOC Related Documents requested or authorized advice, transfer, confirmation and/or nomination, as applicable), (viii) may amend any LOC to reflect any change of address or other contact information of any Beneficiary, and (ix) shall not be responsible for any other action or inaction taken or suffered by the Issuing Bank under or in connection with any LOC, if required or permitted under any applicable domestic or foreign law or letter of credit practice.  None of the circumstances described in this Section 2.03(c) shall impair the Issuing Bank's rights and remedies against any Applicant or place the Issuing Bank under any liability to any Applicant.

(d)           The applicable Applicant will notify the Issuing Bank in writing of any objection such Applicant may have to the Issuing Bank's issuance or amendment of any LOC, the Issuing Bank's honor or dishonor of any presentation under any LOC, or any other action or inaction taken by the Issuing Bank under or in connection with this Agreement or any LOC.  The applicable Applicant’s notice of objection must be delivered to the Issuing Bank within fifteen (15) Business Days after such Applicant receives notice of the action or inaction it objects to.  The applicable Applicant’s failure to give timely notice of objection shall automatically waive such Applicant’s objection.

(e)           If any amount received by the Issuing Bank on account of any LOC Disbursement shall be avoided, rescinded, or otherwise returned or paid over by the Issuing Bank for any reason at any time, whether before or after the termination of this Agreement (or the Issuing Bank believes in good faith that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each Bank will (except to the extent a corresponding amount received by such Bank on account of its LOC Disbursement relating to the same payment on an LOC has been avoided, rescinded, or otherwise returned or paid over by such Bank), promptly upon notice from the Administrative Agent or the Issuing Bank, pay over to the Administrative Agent at its office at 60 Wall Street, New York, New York 10005 (or such other place as the Administrative Agent shall direct from time to time) and at such account as the Administrative Agent shall direct from time to time for the account of the Issuing Bank in immediately available funds its Pro Rata Share of such amount, together with its Pro Rata Share of any interest or penalties payable with respect thereto.

2.04          Termination or Reduction of Commitments; Increase of Commitments.

(a)           The Company may at any time, upon at least three (3) Business Days' notice to the Administrative Agent, terminate the Commitments in whole or reduce in part the unused portion of the Commitment Amounts; provided that each partial reduction (i) shall be in an aggregate amount of $25,000,000 or a higher integral multiple of $1,000,000 and (ii) shall be made ratably among the Banks in accordance with their Commitment Amounts.  The aggregate Commitment Amount shall be permanently reduced to zero on the Termination Date if not sooner reduced to zero.  Each notice delivered by the Company pursuant to this paragraph shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Except as specifically provided in this Agreement, no fees or expenses shall be payable by any Credit Party or Subsidiary Applicant in respect of any such termination.

(b)           Subject to the terms and conditions of this Section 2.04(b), the Company may, from time to time, in each case upon not less than five (5) Business Days' notice to the Administrative Agent in substantially the form of Exhibit F, increase the Commitment Amounts by an amount that is an integral multiple of $1,000,000 and not less than $25,000,000 on each such occasion, provided that the aggregate Commitment Amount shall not exceed the then-applicable Maximum LOC Amount.  The Company may arrange for any such increase to be provided by one or more Banks increasing its then existing Commitment Amount (each Bank so agreeing, in its sole discretion, to an increase in its Commitment Amount, an "Increasing Bank"), or by one or more other financial institutions or other Persons (each such other financial institution or other Person, a "New Bank") providing an initial Commitment; provided that (i) each New Bank shall be subject to the written approval of the Administrative Agent and the Issuing Bank (such approvals not to be unreasonably withheld); (ii) the Applicants and each applicable Increasing Bank or New Bank shall execute and deliver all such documentation as the Administrative Agent shall reasonably specify; (iii) the Administrative Agent shall have received payment of any and all fees due and payable to it on or prior to the effective date of such increase pursuant to any written agreement with one or more of the Applicants relating to such increase, (iv) the increased portion of the Commitment Amounts shall be on the same terms and conditions as the other Commitment Amounts hereunder; (v) no Event of Default shall have occurred and be continuing immediately before or after giving effect to such increase in the Commitment Amounts; (vi) the representations and warranties of each Applicant contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such increase in the Commitment Amounts, both before and after giving effect thereto; and (vii) no Change in Law shall have occurred, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which enjoins, prohibits, or restrains (or with respect to any litigation seeks to enjoin, prohibit, or restrain), the reimbursement of LOC Disbursements, the issuance of any LOC or any participations therein, the consummation of any of the other transactions contemplated hereby, or the use of proceeds of the Facility.  The Company’s notice to increase the Commitment Amounts shall constitute the representation and warranty of the Company as to the matters set forth in clauses (v) and (vi) of the preceding sentence.  The new Commitment Amounts created pursuant to this paragraph shall become effective on the date agreed to in writing by the Applicants, the Administrative Agent, each applicable Increasing Bank, and each applicable New Bank, and the Administrative Agent shall notify the Issuing Bank and each other Bank thereof.  On the effective date of any increase in the Commitment Amounts, (w) each applicable Increasing Bank and each applicable New Bank shall make available to the Administrative Agent such amounts in immediately available funds and in the relevant currency or currencies as the Administrative Agent shall determine, for the benefit of the other Banks, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other relevant Banks, each Bank's portion of the funded Credit Exposure in each currency to equal its Pro Rata Share (immediately after giving effect to such increase in the aggregate Commitment Amount) of such Credit Exposure in each such currency, (x) each applicable New Bank shall become a Bank, (y) each Bank's Pro Rata Share shall be adjusted in accordance with such increase of the Commitment Amounts, and (z) the respective participations of the Banks shall be adjusted to reflect such new Pro Rata Shares.  None of the parties hereto shall have any obligation to provide or to arrange for any bank, financial institution, or other Person to provide for any new or increased Commitment under this paragraph.

2.05          Fees.

(a)           The Company agrees to pay to the Administrative Agent for the account of each Bank the Upfront Fee and the Commitment Fee.  Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September, and December of each year, and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.  All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)           The Company agrees to pay to the Administrative Agent for the account of each Bank an LOC Fee with respect to its participations in LOCs.  LOC Fees accrued to but excluding the last day of March, June, September and December of each year shall be payable on such last day, commencing on the first such date to occur after the Closing Date; provided that all such accrued and unpaid fees shall also be payable on the Termination Date, and any such fees accruing after the Termination Date shall be payable on demand.  All LOC Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day).

(c)           All fees payable hereunder shall be paid on the dates due, in dollars, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of the Upfront Fee, Commitment Fees and LOC Fees, to the Banks.  Other than amounts erroneously paid as the result of administrative or technical errors, fees paid shall not be refundable under any circumstances.  The Commitment Fees due to a Bank shall cease to accrue on the date on which the Commitment of such Bank shall expire or be terminated as provided herein.

2.06          Increased Costs and Capital Adequacy.

(a)            If, due to any Change in Law, there shall be any increase in the cost to any Bank by an amount such Bank reasonably determines to be material of agreeing to issue or of issuing or maintaining or participating in LOCs or the making of LOC Disbursements (excluding, for purposes of this Section, any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.08 shall exclusively govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Bank is organized or has its Lending Office or any political subdivision thereof, (iii) any increased cost in respect of which a Bank is entitled to compensation under any other provision of this Agreement, (iv) any payment to the extent that it is attributable to the requirement of any Governmental Authority which regulates a Bank or its holding company which is imposed by reason of the quality of such Bank’s assets or those of its holding company and not generally imposed on all entities of the same kind regulated by the same authority, or (v) any increased cost arising by reason of a Bank voluntarily breaching any lending limit or other similar restriction imposed by any provision of any relevant law or regulation after the introduction thereof), then the Company agrees to pay, from time to time, within fifteen (15) days after demand by such Bank (with a copy of such demand to the Administrative Agent), which demand shall include a statement of the basis for such demand and a calculation in reasonable detail of the amount demanded, to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost.  A certificate as to the amount of such increased cost, submitted to the Company by such Bank, shall be conclusive and binding for all purposes, absent manifest error of which the Company has notified such Bank or the Issuing Bank (and the Administrative Agent) promptly after receipt of such certificate.

(b)            If, due to any Change in Law, there shall be any increase in the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank as a result of or based upon the existence of such Bank's commitment to extend credit hereunder and other commitments of such type pursuant hereto that has or would have the effect of reducing the rate of return on such Bank’s (or such Bank’s parent corporation’s) capital to a level below that which such Bank (or such Bank’s parent corporation) could have achieved but for such Change in Law (excluding, for purposes of this Section, any such increased costs resulting from any change to the extent that it is attributable to the requirement of any Governmental Authority which regulates a Bank or its holding company which is imposed by reason of the quality of such Bank’s assets or those of its holding company and not generally imposed on all entities of the same kind regulated by the same authority) then, within fifteen (15) days after demand by such Bank or such corporation (with a copy of such demand to the Administrative Agent), which demand shall include a statement of the basis for such demand and a calculation in reasonable detail of the amount demanded, the Company agrees to pay to the Administrative Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to issue or participate in LOCs hereunder or to the issuance or maintenance of or participation in any LOC.  A certificate as to such amounts submitted to the Company by such Bank shall be conclusive and binding for all purposes, absent manifest error of which the Company has notified such Bank or the Issuing Bank (and the Administrative Agent) promptly after receipt of such certificate.

(c)            Promptly after an officer with responsibility for its participation in the Facility becomes aware of the relevant circumstances and their results, each Bank shall promptly notify the Company and the Administrative Agent of any event of which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank's good faith judgment, otherwise materially disadvantageous to such Bank) to mitigate or avoid, any obligation of the Company to pay any amount pursuant to Section 2.06(a) or 2.06(b) above or pursuant to Section 2.08 (and, if any Bank has given notice of any such event and thereafter such event ceases to exist, such Bank shall promptly so notify the Company and the Administrative Agent).  Without limiting the foregoing, each Bank will designate a different Lending Office if such designation will avoid (or reduce the cost to the Company of) any event described in the preceding sentence and such designation will not, in such Bank's good faith judgment, be otherwise materially disadvantageous to such Bank.

(d)           Notwithstanding the provisions of Section 2.06(a), 2.06(b) or 2.08 (and without limiting Section 2.06(c) above), if any Bank fails to notify the Company of any event or circumstance that will entitle such Bank to compensation pursuant to Section 2.06(a), 2.06(b) or 2.08 within 180 days after such Bank obtains actual knowledge of such event or circumstance, then such Bank shall not be entitled to compensation from the Company for any amount arising prior to the date that is 180 days before the date on which such Bank notifies the Company of such event or circumstance; provided that, if the event or circumstance giving rise to such entitlement to compensation is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.07          Payments and Computations.

(a)           The applicable Applicant shall make each payment hereunder irrespective of any right of counterclaim or set-off not later than 2:00 p.m. (New York City time) on the day when due, in dollars, to the Administrative Agent at its office at 60 Wall Street, New York, New York 10005 (or to such other office as the Administrative Agent shall direct from time to time) and at such account as the Administrative Agent shall direct from time to time in immediately available funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day; provided that if any amount due hereunder is based upon the Issuing Bank's payment in an Alternate Currency, the applicable Applicant will pay the Dollar Equivalent of such amount.  The Administrative Agent will promptly thereafter distribute to each Bank its portion of such payment in accordance with the terms hereof.  Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LOC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LOC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LOC Disbursements then due to such parties.

(c)           Unless the Administrative Agent shall have received notice from any Applicant prior to the date on which any payment is due to the Administrative Agent for the account of the Banks or the Issuing Bank hereunder that any Applicant will not make such payment, the Administrative Agent may assume that each Applicant has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Banks or the Issuing Bank, as the case may be, the amount due.  In such event, if the any Applicant has not in fact made such payment, then each of the Banks or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Bank or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)           All computations of interest on LOC Disbursements for the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or, if applicable, 366 days; all other computations of interest shall be made by the Administrative Agent on the basis of a year of 360 days.  All such computations of interest shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

(e)           Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of any payment of interest or fees.

2.08          Taxes.

(a)           All payments by the applicable Applicant hereunder shall be made, in accordance with Section 2.07, free and clear of and without deduction for any Taxes.  If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is required by law to deduct any taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, (i) the sum payable by the applicable Applicant shall be increased as may be necessary so that after such Withholding Agent has made all required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Withholding Agent shall make all such deductions, and (iii) such Withholding Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)           In addition, the applicable Applicant shall pay any Other Taxes in accordance with applicable law.

(c)           The applicable Applicant shall indemnify each Bank and the Administrative Agent for and hold each of them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.08, imposed on or paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.  Any such indemnification payment shall be made within thirty (30) days from the date such Bank or the Administrative Agent (as the case may be) makes written demand therefor.

(d)           Within thirty (30) days after the date of any payment of Taxes, the applicable Applicant shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment.  In the case of any payment hereunder by or on behalf of such Applicant through an account or branch outside the United States or by or on behalf of such Applicant by a payor that is not a United States person, if such Applicant determines that no Taxes are payable in respect thereof, such Applicant shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel reasonably acceptable to the Administrative Agent stating that such payment is exempt from Taxes.  For purposes of this Section 2.08(d) and Section 2.08(e), the terms "United States" and "United States person" shall have the meanings specified in Sections 7701(a)(9) and 7701(a)(30) of the Internal Revenue Code, respectively.

(e)           Each Bank organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Bank, and on the date of the Assignment and Assumption pursuant to which it becomes a Bank in the case of each other Bank, and from time to time thereafter as requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), provide each of the Administrative Agent and the Company with two original Internal Revenue Service forms W-8BEN or W-8ECI or any successor or other form prescribed by the Internal Revenue Service, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement and the Parent Guaranty.  If the forms provided by a Bank at the time such Bank first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax in excess of such lesser rate shall be considered excluded from Taxes only for periods governed by such forms; provided that if, at the effective date of the Assignment and Assumption pursuant to which a Bank becomes a party to this Agreement, the Bank assignor was entitled to payments under Section 2.08(a) in respect of United States withholding tax with respect to interest paid on or prior to such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Bank assignee on such date.  If any form or document referred to in this Section 2.08(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Bank reasonably considers to be confidential, the Bank shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

(f)            For any period with respect to which a Bank that may lawfully do so has failed to provide the Company with the appropriate form described in Section 2.08(e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under Section 2.08(e) above), such Bank shall not be entitled to indemnification under Sections 2.08(a) or 2.08(c) with respect to Taxes imposed by the United States by reason of such failure; provided that should a Bank become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

(g)           Each Bank represents and warrants to each Applicant and the Parent Guarantor that, as of the date such Bank becomes a party to this Agreement, such Bank is entitled to receive payments hereunder from such Applicant and the Parent Guarantor without deduction or withholding for or on account of any Taxes.

(h)           If the Administrative Agent or a Bank determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Company, the Parent Guarantor or any Applicant or with respect to which such Applicant has paid additional amounts pursuant to this Section 2.08 or the Parent Guarantor pursuant to the Parent Guaranty, it shall reimburse to such Applicant or the Parent Guarantor, as the case may be, such amount as the Administrative Agent or such Bank determines to be the proportion of such refund as will leave the Administrative Agent or such Bank (after that reimbursement) in no better or worse position in respect of the worldwide liabilities for Taxes and Other Taxes of the Administrative Agent or such Bank (including in each case its Affiliates) than it would have been if no such indemnity had been required under this Section 2.08.  This Section 2.08(h) shall not be construed to require the Administrative Agent or any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Company or any other Person.

(i)           Each Bank shall severally indemnify the Administrative Agent for any Taxes (but only to the extent that the Applicants have not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Applicants to do so) attributable to such Bank that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.08(i) shall be paid within 30 days after the Administrative Agent delivers to the applicable Bank a certificate stating the amount of Taxes so paid or payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

2.09          Sharing of Payments, Etc.  If any Bank shall obtain at any time any payment (whether voluntary or involuntary, other than as a result of an assignment pursuant to Section 8.06) (a) on account of Obligations due and payable to such Bank hereunder at such time in excess of its ratable share (according to the proportion  of (i) the amount of such Obligations due and payable to such Bank at such time to (ii) the aggregate amount of the Obligations due and payable to all Banks hereunder at such time) of payments on account of the Obligations due and payable to all Banks hereunder at such time obtained by all the Banks at such time or (b) on account of Obligations owing (but not due and payable) to such Bank hereunder at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Bank at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Banks hereunder at such time) of payments on account of the Obligations owing (but not due and payable) to all Banks hereunder at such time obtained by all of the Banks at such time, such Bank shall forthwith purchase from the other Banks such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (i) the purchase price paid to such Bank to (ii) the aggregate purchase price paid to all Banks) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such other Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.  Each Applicant agrees that any Bank so purchasing an interest or participating interest from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Bank were the direct creditor of such Applicant in the amount of such interest or participating interest, as the case may be.

2.10          Use of Letters of Credit.  The Company and each other Applicant covenants and agrees with the Administrative Agent and the Banks that the LOCs shall be used for the purposes set out in the definition of “Permitted LOCs” in Section 1.01.

2.11          Replacement of Affected Bank, Nonconsenting Bank, Impacted Bank or Defaulting Bank.  At any time that any Bank other than the Issuing Bank is an Affected Bank, a Nonconsenting Bank, an Impacted Bank or a Defaulting Bank, the Company may, at its sole expense (including the assignment fee specified in Section 8.06(a)) and effort and with the written consent of the Issuing Bank (such consent not to be unreasonably withheld), replace such Affected Bank, Nonconsenting Bank, Impacted Bank or Defaulting Bank as a party to this Agreement with one or more other Banks and/or Eligible Assignees, and upon notice from the Company such Affected Bank, Nonconsenting Bank, Impacted Bank or Defaulting Bank (in accordance with Section 2.12) shall assign pursuant to an Assignment and Assumption, and without recourse or warranty, its Commitment Amount, its LOC Participating Interests, its LOC Disbursements and all of its other rights and obligations hereunder to such other Banks and/or Eligible Assignees for a purchase price equal to the sum of the principal amount of the LOC Disbursements so assigned, all accrued and unpaid interest thereon, such Affected Bank's, Nonconsenting Bank's, Impacted Bank’s or Defaulting Bank’s (in accordance with Section 2.12) ratable share of all accrued and unpaid fees payable pursuant to Section 2.05 and all other obligations owed to such Affected Bank,  Nonconsenting Bank, Impacted Bank or Defaulting Bank (in accordance with Section 2.12) hereunder and under the other Loan Documents.  Notwithstanding the foregoing, (a) no Affected Bank, Impacted Bank or Nonconsenting Bank shall be required to make any such assignment if, prior to its receipt of the notice from the Company referred to in the foregoing sentence, as a result of a waiver or otherwise, the circumstances entitling the Company to require such assignment cease to apply, and (b) no Nonconsenting Bank shall be required to make any such assignment if at the time of any such proposed assignment, an Event of Default under this Agreement has occurred and is continuing.

2.12          Defaulting Banks.  Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(a)           Commitment Fees payable in accordance with Section 2.05(a) shall cease to accrue on the unfunded portion of the Commitment Amount of such Defaulting Bank;

(b)           the Commitment Amount and Credit Exposure of such Defaulting Bank shall not be included in determining whether all Banks or the Required Banks have taken or may take any action hereunder (including any amendment, waiver, or consent pursuant to Section 8.01); provided that any waiver, amendment, consent, or other modification that (i) reduces the principal of, or interest on, any reimbursement obligation or any fee or other amount payable to such Defaulting Bank hereunder, (ii) increases such Defaulting Bank's Commitment Amount, (iii) extends the Termination Date, (iv) postpones any date fixed for any payment of principal of, or interest on, any reimbursement obligation, fee or other amount payable to such Defaulting Bank hereunder, or (iv) requires the consent of all Banks or each affected Bank which affects such Defaulting Bank differently than other affected Banks shall, in each case, require the consent of such Defaulting Bank;

(c)           if any Credit Exposure exists at the time a Bank becomes a Defaulting Bank then:

(i)            all or any part of such Credit Exposure shall be reallocated among the non-Defaulting Banks in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all non-Defaulting Banks' Credit Exposures plus such Defaulting Bank's Credit Exposure does not exceed the total of all non-Defaulting Banks' Commitment Amounts and (y) the conditions set forth in Section 3.02 are satisfied at such time;

(ii)            if the reallocation described in clause (i) above cannot, or can only partially, be effected, each Applicant may cash collateralize such Defaulting Bank's Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in a manner reasonably satisfactory to the Administrative Agent and the Issuing Bank for so long as such Credit Exposure is outstanding;

(iii)           if any Applicant cash collateralizes any portion of such Defaulting Bank's Credit Exposure pursuant to Section 2.12(c), the Applicants shall not be required to pay any fees to such Defaulting Bank pursuant to Section 2.05(b) with respect to such Defaulting Bank's Credit Exposure during the period such Defaulting Bank's Credit Exposure is cash collateralized;

(iv)           if the Credit Exposure of the non-Defaulting Banks is reallocated pursuant to Section 2.12(c), then the fees payable to the Banks pursuant to Section 2.05(a) and Section 2.05(b) shall be adjusted in accordance with such non-Defaulting Banks' Pro Rata Shares; or

(v)           if any Defaulting Bank's Credit Exposure is neither cash collateralized nor  reallocated pursuant to Section 2.12(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Bank hereunder, all fees that otherwise would have been payable to such Defaulting Bank under Section 2.05(b) with respect to such Defaulting Bank's Credit Exposure shall be payable to the Issuing Bank until such Credit Exposure is cash collateralized and/or reallocated; and

(d)           so long as any Bank is a Defaulting Bank, the Issuing Bank shall not be required to issue, amend, or increase any LOC, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Banks and/or cash collateral provided by the applicable Applicant in a manner satisfactory to the Administrative Agent and the Issuing Bank in their sole discretion, and participating interests in any such newly issued or increased LOC shall be allocated among non-Defaulting Banks in a manner consistent with Section 2.12(c)(i) (and Defaulting Banks shall not participate therein).

In the event that the Administrative Agent, the Company, and the Issuing Bank each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then the Credit Exposure of the Banks shall be readjusted to reflect the inclusion of such Bank's Commitment Amount and on such date such Bank shall purchase at par such participations in outstanding LOCs and

LOC Disbursements as the Administrative Agent shall determine may be necessary in order for such Bank to hold such participations in accordance with its Pro Rata Share.

2.13          Impacted Banks.  So long as any Bank is an Impacted Bank, then notwithstanding any other Section of this Agreement to the contrary but subject to Section 2.12, the Issuing Bank shall not be required to issue, amend or increase any LOC, unless the Issuing Bank is satisfied that, after giving effect thereto, the related exposure would be 100% covered by the Commitments of Banks that are neither Defaulting Banks nor Impacted Banks (after giving effect to any reallocation that would be effected under Section 2.12 if each Impacted Bank were treated as a Defaulting Lender) and/or cash collateral provided by the applicable Applicant in a manner satisfactory to the Administrative Agent and the Issuing Bank in their sole discretion.

2.14          Certain Provisions Relating to the Issuing Bank.

(a)           LOC Requests.  The representations, warranties, and covenants by each Applicant under, and the rights and remedies of the Issuing Bank under, any LOC Request or any documents or agreements delivered to the Issuing Bank pursuant to Section 2.02(a)(i) relating to any LOC are in addition to, and not in limitation or derogation of, representations, warranties, and covenants by such Applicant under, and rights and remedies of the Issuing Bank and the other Banks under, this Agreement and applicable law.  Each Applicant acknowledges and agrees that all rights of the Issuing Bank under any LOC Request or any such other documents or agreements shall inure to the benefit of each Bank to the extent of its LOC Participating Interest in and LOC Disbursements in connection with the applicable LOC as fully as if such Bank were a party to such LOC Request or any such other documents or agreements.  In the event of any inconsistency between the terms of this Agreement and any LOC Request or any such other documents or agreements, this Agreement shall prevail.

(b)           Certain Provisions.  The Issuing Bank shall have no duties or responsibilities to the Administrative Agent or any Bank except those expressly set forth in this Agreement, and no fiduciary or other implied duties or responsibilities on the part of the Issuing Bank shall be read into this Agreement or shall otherwise exist.  The duties and responsibilities of the Issuing Bank to the Banks and the Administrative Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Issuing Bank shall not have a fiduciary relationship in respect of the Administrative Agent, any Bank or any other Person.  The Issuing Bank shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any Loan Document or LOC, except to the extent resulting from its gross negligence or willful misconduct.  The Issuing Bank shall not be under any obligation to ascertain, inquire or give any notice to the Administrative Agent or any Bank relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of any Applicant, (ii) the business, operations, condition (financial or otherwise) or prospects of the Company, any other Applicant, or any other Person, (iii) anything that has had or could be reasonably expected to have a Material Adverse Effect, or (iv) the existence of any Event of Default.  The Issuing Bank shall not be under any obligation, either initially or on a continuing basis, to provide the Administrative Agent or any Bank with any notices, reports or information of any nature, whether in its possession now or hereafter, except for such notices, reports and other information expressly required by this Agreement to be so furnished.  The Issuing Bank shall not be responsible for the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any Loan Document.

(c)           Administration.  The Issuing Bank may rely upon any notice or other communication of any nature (written, electronic or oral, including telephone conversations and transmissions through the Issuing Bank's remote access system, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any other Loan

Document) purportedly made by or on behalf of the proper party or parties, and the Issuing Bank shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.  The Issuing Bank may consult with legal counsel (including its in-house counsel or in-house or other counsel for any Applicant), independent public accountants and any other experts selected by it, and the Issuing Bank shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts.  Whenever the Issuing Bank shall deem it necessary or desirable that a matter be proved or established with respect to any Applicant, the Administrative Agent, or any Bank, such matter may be established by a certificate of such Applicant, the Administrative Agent, or such Bank, as the case may be, and the Issuing Bank may conclusively rely upon such certificate.  The Issuing Bank shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default unless the Issuing Bank has received notice from a Bank, the Administrative Agent, or the Company referring to this Agreement, describing such Event of Default, and stating that such notice is a "notice of default".

(d)           No Liability of the Issuing Bank.  Each Applicant assumes all risks of the acts or omissions of any Beneficiary of any LOC with respect to its use of such LOC.  Neither the Issuing Bank nor any other Bank nor any of their officers, directors, employees, Affiliates, or agents shall be liable or responsible for: (a) the use that may be made of any LOC or any acts or omissions of any Beneficiary in connection therewith; (b) the validity, sufficiency, or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (c) payment by the Issuing Bank against presentation of documents that strictly or substantially comply with the terms of an LOC, including failure of any documents to bear any reference or adequate reference to the LOC.  In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(e)           Successor Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank, and the successor Issuing Bank.  The Administrative Agent shall notify the Banks of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, each Applicant shall pay all unpaid fees accrued for the account of the replaced Issuing Bank, including pursuant to Section 2.05.  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to LOCs to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to LOCs issued by it prior to such replacement, but shall not be required to issue additional LOCs.  The replaced Issuing Bank shall use commercially reasonable efforts to cooperate with the Company and the successor Issuing Bank at no charge to the Company in replacing the LOCs issued by the replaced Issuing Bank with those issued by the successor Issuing Bank.  No fees or expenses shall be payable by the Company, any Credit Party or any Subsidiary Applicant in respect of the replacement of the Issuing Bank.

(f)           Additional Issuing Banks.  From time to time, the Company may by written notice to the Administrative Agent designate up to three Banks (in addition to DB) as an Issuing Bank hereunder, each of which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank.  Each such additional Issuing Bank shall execute and deliver an Issuing Bank Joinder Agreement and upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) shall thereafter be an Issuing Bank hereunder for all purposes.

(g)           Indemnification of Issuing Bank by Banks.  Each Bank severally agrees to reimburse and indemnify the Issuing Bank and each of its directors, officers, employees, Affiliates, advisors, and agents (to the extent not promptly reimbursed by the Applicants or paid by the Credit Parties pursuant to Section 8.04 and without limitation of the obligations of those parties' to do so), in accordance with its Pro Rata Share, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including the reasonable and documented fees and disbursements of counsel for the Issuing Bank or such other Person, including in connection with any investigative, administrative, or judicial proceeding commenced or threatened, whether or not the Issuing Bank or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Issuing Bank, in its capacity as such, or such other Person, as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document or any LOC, any action taken or omitted by the Issuing Bank hereunder, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any LOC; provided that no Bank shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent resulting from the gross negligence or willful misconduct of the Issuing Bank or such other Person, as finally determined by a court of competent jurisdiction.

2.15          Issuing Bank in its Individual Capacity.  With respect to its commitments and the obligations owing to it, the Issuing Bank shall have the same rights and powers under this Agreement and each other Loan Document as any other Bank and may exercise the same as though it were not the Issuing Bank, and the term "Banks" and like terms shall include the Issuing Bank in its individual capacity as such.  The Issuing Bank and its Affiliates may make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, act as agent under other credit facilities for, and engage in any other business with, the Company, any other Applicant, any Subsidiary or Affiliate thereof, and any owner of Equity Interests in any Applicant, as though the Issuing Bank were not the Issuing Bank hereunder and without any duty to account therefor to the other Banks.

2.16          Currency Indemnity.

(a)           Each Credit Party's obligation to make payments hereunder in any Specified Currency shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment or otherwise, which is expressed in or converted into any currency other than the Specified Currency, except to the extent that such tender or recovery results in the actual receipt by the Administrative Agent of the full amount of the Specified Currency payable under this Agreement.  Each Credit Party shall indemnify the Administrative Agent, the Issuing Bank, and the other Banks for any shortfall and such Credit Party's obligation to make payments in the Specified Currency shall be enforceable as an alternative or additional cause of action to the extent that such actual receipt is less than the full amount of the Specified Currency expressed to be payable hereunder, and shall not be affected by judgment being obtained for other sums due hereunder.

(b)           If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Specified Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Specified Currency, the conversion shall be made at the Dollar Equivalent of such amount, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").  If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the applicable Credit Party obligated in respect thereof covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Specified Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

2.17          Subsidiary Applicants.  The Company from time to time may designate any Subsidiary as a Subsidiary Applicant by (i) delivering to the Administrative Agent an Adherence Agreement executed by such Subsidiary, the Company, the Issuing Bank, the other Banks, and the Administrative Agent and (ii) taking such further actions as the Administrative Agent may reasonably request, including executing and delivering other instruments, documents, and agreements corresponding to those obtained in respect of the Company, all in form and substance reasonably satisfactory to the Administrative Agent; provided, that no Subsidiary shall become a party hereto or a Subsidiary Applicant hereunder unless the Administrative Agent shall not have been notified by any Bank, within five (5) Business Days after any such request to add a Subsidiary Applicant hereunder, that such Bank believes that it would violate any applicable law or regulation for any LOCs to be issued at such proposed Subsidiary Applicant’s request or that the Administrative Agent or any Bank would be subject to any unindemnified withholding taxes.  Upon such delivery and the taking of such further actions such Subsidiary shall for all purposes of this Agreement be a Subsidiary Applicant and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a "Notice of Termination" (as defined in the applicable Adherence Agreement) in respect of such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Applicant.  Notwithstanding the preceding sentence, no such Notice of Termination will become effective as to any Subsidiary Applicant at a time when any Obligations of such Subsidiary Applicant shall be outstanding hereunder or any LOC issued at the request of such Subsidiary Applicant shall be outstanding (which shall not have been cash collateralized in a manner satisfactory to the Administrative Agent and the Issuing Bank in their sole discretion); provided that such Notice of Termination shall be effective to terminate such Subsidiary Applicant's right to request LOCs hereunder.  The Subsidiary Applicants as of the Closing Date are set forth on Schedule III.

2.18          Parent Guaranty.  Payment of certain of the Repayment Obligations by the Company is guaranteed by the Parent Guarantor pursuant to the Parent Guaranty.  Subject to (a) the Parent Guarantor’s obligations under the Parent Guaranty and (b) Section 2.20, the obligations of each Credit Party under this Agreement are several and not joint and no Credit Party shall be responsible for the obligations of any other Credit Party under this Agreement.

2.19          Cash Collateralization. If, at any time, the Dollar Equivalent of the Credit Exposure exceeds the aggregate Commitment Amounts (including by reason of fluctuations in exchange rates), then one or more of the Applicants shall, within five (5) Business Days after notice thereof from the Administrative Agent, cash collateralize any outstanding LOCs in a manner satisfactory to the Administrative Agent and the Issuing Bank in their sole discretion and/or pay or reimburse any other amounts then due and payable under the Facility, in each case in an amount sufficient to eliminate such excess; provided, however, that no Applicant shall be required to cash collateralize any amounts attributable to an LOC issued at the request of any other Applicant.

2.20          Company Guaranty.

(a)           The Company hereby irrevocably and unconditionally guarantees to the Administrative Agent for its benefit and the benefit of the Issuing Bank and the other Banks, the due and punctual payment of all Repayment Obligations of each of the other Credit Parties (the “Guaranteed Obligations”).  The Company agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.  Each and every default in payment or performance on any Guaranteed Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

(b)           To the fullest extent permitted by applicable law, the Company waives presentment to, demand of payment from, and protest to the applicable Applicant or to any other guarantor of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.  To the fullest extent permitted by applicable law, the obligations of the Company hereunder shall not be affected by (i) the failure of the Administrative Agent, the Issuing Bank or any other Bank to assert any claim or demand or to enforce or exercise any right or remedy against any Applicant or any other Person under the provisions of the Loan Documents or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release of any Person from any of the terms or provisions of any Loan Document or any other agreement; (iii) the failure or delay of the Administrative Agent, the Issuing Bank, or any other Bank for any reason whatsoever to exercise any right or remedy against the Parent Guarantor under the Parent Guaranty; (iv) any default, failure or delay, willful or otherwise, in the performance of any Repayment Obligations; or (v) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company under this Section 2.20 or otherwise operate as a discharge or exoneration of the Company as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

(c)           The Company agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, that such guarantee may be enforced at any time and from time to time, on one or more occasions, during the continuance of any Event of Default, without any prior demand or enforcement in respect of any Guaranteed Obligations, and that the Company waives any right to require that any resort be had by the Administrative Agent, the Issuing Bank, or any other Bank to any other guarantee.  The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, amendment, modification, alteration or compromise of any of the Guaranteed Obligations or of any collateral security or guarantee or other accommodation in respect thereof, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or any Loan Document or any provision thereof (or of this Agreement or any provision hereof) or otherwise.  The obligations of the Company hereunder shall extend to all Repayment Obligations of the other Applicants without limitation of amount.

(d)           To the fullest extent permitted by applicable law, the Company waives any defense based on or arising out of any defense of any Applicant or any other guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Applicant, other than the final payment in full in cash of the Guaranteed Obligations.  The Administrative Agent, the Issuing Bank, and the other Banks may, at their election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Applicant or any other Person or exercise any other right or remedy available to them against any Applicant or any other Person, without affecting or impairing in any way the liability of the Company hereunder except to the extent the Guaranteed Obligations have been fully and finally paid.  To the fullest extent permitted by applicable law, the Company waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Company against any Applicant or any other Person, as the case may be.  The Company agrees that, as between the Company, on the one hand, and the Administrative Agent, the Issuing Bank, and the other Banks, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated for the purposes of the Company's guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to any Applicant in respect of the Guaranteed Obligations (other than any notices and cure periods expressly granted to an Applicant in this Agreement or any other Loan Document evidencing or securing the Obligations of such Applicant) and (ii) in the event of any such acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable in full by the Company for purposes of this Agreement.

(e)           In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent, the Issuing Bank, or any other Bank has at law or in equity against the Company by virtue hereof, upon the failure of any Applicant to pay (after the giving of any required notice and the expiration of any cure period expressly granted to such Applicant in this Agreement) any Guaranteed Obligation when and as the same shall become due, whether at maturity, upon mandatory prepayment, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for its benefit and the benefit of the Issuing Bank and the other Banks, in cash the amount of such unpaid Guaranteed Obligation.  Upon payment by the Company of any sums as provided above, all rights of the Company against the applicable Applicant or any other Person arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Guaranteed Obligations.  If any amount shall erroneously be paid to the Company on account of (i) such subrogation, contribution, reimbursement, indemnity, or similar right, or (ii) any such indebtedness of any Applicant, such amount shall be held in trust for the benefit of the Issuing Bank and the other Banks and shall be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured.

(f)           The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank, or any other Bank upon the bankruptcy or reorganization of any Applicant or otherwise.  Nothing shall discharge or satisfy the liability of the Company hereunder except the full and final performance and payment in cash of the Guaranteed Obligations.

ARTICLE III

CONDITIONS

3.01          Conditions Precedent to Closing Date.  The occurrence of the Closing Date, and the obligation of the Issuing Bank to issue any LOC, is subject to the satisfaction (or waiver in accordance with Section 8.01) of the following conditions precedent:

(a)           The Administrative Agent shall have received from each party hereto or thereto either (i) a counterpart of this Agreement and the Parent Guaranty signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and the Parent Guaranty.

(b)           The Administrative Agent shall have received from the Company a signed certificate, dated as of the Closing Date and signed by a Responsible Officer of the Company on behalf of the Company, certifying as to (i) the truth in all material respects of the representations and warranties contained in the Loan Documents as though made on and as of the Closing Date and (ii) the absence of any Event of Default.

(c)           The Administrative Agent shall have received documents and certificates relating to the organization, existence, and good standing of each Credit Party, and the authorization of the transactions contemplated hereby, all in form reasonably satisfactory to the Administrative Agent, including (i) certified copies of the resolutions (or comparable evidence of authority) of each Credit Party approving the transactions contemplated by the Loan Documents and (ii) a certification as to the names and true signatures of the officers of each Credit Party that are authorized to sign the Loan Documents and the other documents to be delivered hereunder.

(d)           The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Banks and dated the Closing Date) of counsel to the Company covering the matters set forth in Exhibit C and of in-house counsel to the Parent Guarantor with regard to matters of French law, in each case in form and substance reasonably satisfactory to the Administrative Agent.  Each of the Company and the Parent Guarantor hereby requests such counsel to deliver such opinion, which may be delivered by electronic transmission to the Administrative Agent with the signed original(s) to follow within five (5) days after the Closing Date.

(e)           The Administrative Agent shall have received evidence, reasonably satisfactory to it, that the Existing Facility has been terminated on or prior to the date hereof.

(f)           The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date and, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by any Applicant hereunder, including the previously agreed fees and disbursements of Moses & Singer LLP as special counsel to the Administrative Agent and the Issuing Bank.

3.02          Conditions Precedent to Each Issuance, Extension or Increase of an LOC.  In addition to the conditions to issuance or amendment set forth in Section 2.01, the obligation of the Issuing Bank to issue or amend the expiry, amount or language of an LOC (including any issuance on the Closing Date) shall be subject to the further conditions precedent that on the date of such issuance or amendment:

(a)           the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of such date, before and after giving effect to such issuance, extension (other than any automatic extension of an LOC), or increase, as though made on and as of such date, other than any such representation or warranty that, by its terms, refers to a specific date other than the date of such issuance, extension or increase, in which case as of such specific date, unless waived in accordance with Section 8.01;

(b)           no Block Notice is in effect;

(c)           no Event of Default, or event or condition that would constitute an Event of Default described in Section 6.01(a), Section 6.01(f), or Section 6.01(g) but for the requirement that notice be given or time elapse or both, has occurred and is continuing or would result from such issuance, extension, or increase;

(d)           the Parent Guarantor shall not have repudiated, or asserted the unenforceability of the Parent Guaranty and the Parent Guaranty shall continue to be in full force and effect; and

(e)           in the case of the issuance, extension or increase of the amount of any LOC denominated in an Alternate Currency, there shall not have occurred any change in national or international financial, political, or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Issuing Bank would make it impracticable for such LOC to be issued, extended or increased in such Alternate Currency.

Each request for issuance, extension, or increase of an LOC and each automatic extension permitted pursuant to Section 2.02(c) shall be deemed to be a representation and warranty by the applicable Applicant that both on the date of such request and on the date of such issuance, extension, or increase or automatic extension the foregoing statements are true and correct.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants as follows:

4.01          Existence, Etc.  Each Credit Party (i) is duly organized or formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) is duly qualified and in good standing as a foreign corporation or other entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority (including all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have any license, permit or other approval could not reasonably be expected to have a Material Adverse Effect.

4.02          Authority and Authorization.  The execution, delivery, and performance by each Credit Party of each Loan Document to which such Credit Party is party, and the consummation of the transactions contemplated thereby, are within the organizational powers of such Credit Party, have been duly authorized by all necessary organizational action, and do not (i) contravene the Constituent Documents of such Credit Party,  or (ii) violate any law, rule, regulation (including Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, or (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Credit Party or its properties, which, in the case of any violation, conflict, breach or default under clause (ii) or (iii) could reasonably be expected to have a Material Adverse Effect.  No Credit Party is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

4.03          Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery, or performance by any Credit Party of any Loan Document to which it is party or the consummation of the transactions contemplated thereby, other than as has been obtained and is in full force and effect as of the Closing Date.

4.04          Enforceability.  This Agreement has been, and each other Loan Document to which a Credit Party is a party, has been or when delivered hereunder will have been, duly executed and delivered by such Credit Party.  This Agreement is, and each other Loan Document to which a Credit Party is a party, is or when delivered hereunder will be, the legal, valid, and binding obligation of such Credit Party, enforceable against it in accordance with the terms thereof, subject to bankruptcy, insolvency, and similar laws of general application relating to creditors' rights and to general principles of equity.

4.05          Litigation.  Except as disclosed in the Company's filings with the SEC from time to time, there is no action, suit, investigation, litigation or proceeding affecting the Company pending or, to the knowledge of the Company, threatened in writing before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

4.06          Compliance with Certain Acts.  Each Credit Party is in compliance in all material respects with the Patriot Act.  No part of any payment under any LOC will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended from time to time, and any successor statute or statutes.  Neither any Credit Party nor any of its directors, officers, managers or principal employees is on the list of Specially Designated Nationals and Blocked Persons issued by OFAC.

4.07          Investment Company Act.  No Credit Party is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended from time to time, and any successor statute or statutes.  Neither the making of any LOC Disbursements, nor the issuance of any LOC, nor the application of the proceeds or repayment thereof, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of such Act or any rule, regulation, or order of the SEC thereunder.

4.08          Compliance with Laws and Agreements.  Each Credit Party is in compliance with all laws, regulations, and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Credit Party is in default in any material respect beyond any applicable grace period under or with respect to any of its Constituent Documents or any indenture, agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound, the existence of which default has not been waived in writing and which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.09          No Event of Default.  No Event of Default has occurred and is continuing.

ARTICLE V

COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each LOC Disbursement and all fees payable hereunder shall have been paid in full in cash and all LOCs shall have expired without any pending drawing or terminated, the Company covenants and agrees with the Administrative Agent and each Bank that:

5.01          Information.  The Company will furnish to the Administrative Agent:

(a)           within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of earnings, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing and reasonably acceptable to the Agent (without a “going concern” explanatory note or any similar qualification or exception or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b)           within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of earnings, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; and

(c)           written notice of the occurrence of an Event of Default, which notice shall be given within five (5) Business Days after the actual knowledge of an officer of the Company of such occurrence, specifying the nature and extent thereof and, if continuing, the action the Company or relevant Credit Party is taking or proposes to take in respect thereof.

The Parent Guarantor shall promptly (and not later than three (3) Business Days after the occurrence thereof) notify the Company of any Event of Default occurring under Section 6.01(d), (e), (f), or (g) and relating to the Parent Guarantor.

Anything required to be delivered pursuant to Section 5.01(a) or (b) above (to the extent any such financial statements or reports are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Company posts such reports, or provides a link thereto, on the Company's website on the Internet, or on the date on which such reports are filed with the SEC and become publicly available.

5.02          Existence.  Each Credit Party shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, authorizations, qualifications and accreditations material to the conduct of its business, in each case if the failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation or other transaction expressly permitted hereunder.

5.03          Compliance with Laws.  Each Credit Party will comply with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.04          Inspection of Property, Books and Records.  Each Credit Party will keep, and will cause each of its Subsidiaries to keep, adequate books of record and account, and will permit representatives of the Administrative Agent or any Bank to visit and inspect (upon one (1) Business Day's notice) any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all during regular business hours and as often as reasonably requested (provided, however, that unless an Event of Default shall have occurred and be continuing, such inspection right shall be limited to one occurrence per Bank in any 12-month period).

ARTICLE VI

EVENTS OF DEFAULT

6.01          Events of Default and Their Effect.  If any of the following events (each an "Event of Default") shall occur and be continuing:

(a)           Any Applicant shall, other than as a result of administrative or technical error so long as such error is corrected within three (3) Business Days of notification to such Applicant of such error,  fail to pay any reimbursement obligation in respect of any LOC Disbursement made by the Issuing Bank pursuant to an LOC, any Applicant shall fail to deposit cash collateral when and as the same shall become due and payable, or any Credit Party shall fail to pay any other amount payable by such Credit Party under any Loan Document, in each case within five (5) Business Days after the same becomes due and payable with respect to a payment required to be made pursuant to Section 2.03 or ten (10) Business Days after the same becomes due and payable with respect to any other payment required to be made hereunder;

(b)           Any representation or warranty made by any Credit Party (or any of its officers or other representatives) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed to have been made and such inaccuracy is not remedied within thirty (30) days after receipt of notice to the applicable Credit Party and the Parent Guarantor from the Administrative Agent specifying such inaccuracy;

(c)           Any Credit Party shall fail to perform or observe any term, covenant, or agreement contained herein on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Company by the Administrative Agent or any Bank, except where such default cannot be reasonably cured within 30 days but can be cured within 60 days, the Credit Party has (i) during such 30-day period commenced and is diligently proceeding to cure the same and (ii) such default is cured within 60 days after the earlier of becoming aware of such failure and receipt of notice to the applicable Credit Party and the Parent Guarantor from the Administrative Agent or the applicable Bank specifying such failure;

(d)           The Parent Guarantor shall fail to pay (i) any indebtedness for borrowed money pursuant to a loan agreement, or (ii) any noncontingent payment obligation pursuant to a letter of credit agreement of similar nature to this Agreement, in either case individually or in the aggregate, in excess of the Dollar Equivalent of $200,000,000, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness or obligation, provided, however, that a written waiver of such failure by the Person to whom such indebtedness or obligation is owed shall be a written waiver of the Event of Default resulting pursuant to this subclause from such failure; or the maturity of such indebtedness or obligation is accelerated, provided, however, that a written waiver of such failure by the Person to whom such indebtedness or obligation is owed shall be a written waiver of the Event of Default resulting pursuant to this subclause from such failure;

(e)           The Parent Guarantor shall repudiate, or assert the unenforceability of the Parent Guaranty, or the Parent Guaranty shall for any reason not be in full force and effect or the Company shall repudiate, or assert the unenforceability of this Agreement;

(f)           The entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Parent Guarantor, the Company or any other Credit Party in an involuntary case or proceeding under any applicable United States federal, state, or foreign bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Parent Guarantor, the Company or any other Credit Party bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Parent Guarantor, the Company or any other Credit Party under any applicable United States federal, state, or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Parent Guarantor, the Company or any other Credit Party or any substantial part of the property of the Parent Guarantor or the Company, or ordering the winding up or liquidation of the affairs of the Parent Guarantor, the Company or any other Credit Party, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of ninety (90) consecutive days; or

(g)           The commencement by the Parent Guarantor, the Company or any other Credit Party of a voluntary case or proceeding under any applicable United States federal, state, or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Parent Guarantor, the Company or any other Credit Party to the entry of a decree or order for relief in respect of the Company or any other Credit Party in an involuntary case or proceeding under any applicable United States federal, state, or foreign bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Parent Guarantor, the Company or any other Credit Party of a petition or answer or consent seeking reorganization or relief under any applicable United States federal, state, or foreign law, or the consent by the Parent Guarantor, the Company or any other Credit Party to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Parent Guarantor, the Company or any other Credit Party or of any substantial part of the property of, or the making by the Parent Guarantor, the Company or any other Credit Party of an assignment for the benefit of creditors, or the admission by the Parent Guarantor, the Company or any other Credit Party in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Parent Guarantor, the Company or any other Credit Party in furtherance of any such action;

then, and in any such event, the Administrative Agent (i) may, and at the request of the Required Banks shall, by notice to the Company, declare the obligation of the Issuing Bank to issue or amend the expiry, amount or language of any LOC to be terminated, whereupon the same shall forthwith terminate, and/or (ii) may, and at the request of the Required Banks shall, by notice to the Company, declare all amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by each Credit Party, and/or (iii) may require, or may direct the Issuing Bank to require, the Beneficiary of any LOC to draw the entire amount available to be drawn under such LOC in accordance with (and to the extent permitted by) such LOC and/or (iv) require the applicable Applicant to use best efforts to cause the Issuing Bank to be released from all its obligations under each LOC, and/or (v) exercise any and all other remedies available at law, in equity or otherwise, to secure, collect, enforce or satisfy any Obligations of any of the Credit Parties; provided that in the event of an actual or deemed entry of an order for relief with respect to any Applicant under the Bankruptcy Law, (x) the obligation of the Issuing Bank to issue, amend,  or amend the expiry, amount or language of any LOC shall automatically terminate, (y) all such amounts shall automatically become due and payable, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived by each Applicant, and (z) the obligation of each Applicant to provide cash collateral under Section 6.02 shall automatically become effective.

6.02          Actions in Respect of the Letters of Credit upon Event of Default.  If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Banks, whether before or after taking any of the actions described in Section 6.01, demand that the Company and each other Applicant, and forthwith upon such demand the Company and each other Applicant will, without duplication of any other cash collateral provide to the Administrative Agent, remit as cash collateral to the Administrative Agent on behalf of the Banks in immediately available funds an aggregate amount not less than the sum of (i) one hundred percent (100%) of the aggregate Available Amount at such time of all LOCs denominated in dollars plus (ii) one hundred five percent (105%) of the aggregate Available Amount at such time of all LOCs denominated in Alternate Currencies.  If at any time during the continuance of an Event of Default the Administrative Agent determines that such funds are subject to any right or claim of any Person other than the Administrative Agent and the Banks or that the total amount of such funds is less than the aggregate Available Amount at such time of all LOCs, the Company and each other Applicant will, forthwith upon demand by the Administrative Agent, remit to the Administrative Agent, as additional cash collateral, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, that the Administrative Agent determines to be free and clear of any such right and claim.  Notwithstanding the two preceding sentences, no Applicant other that the Company shall be required to cash collateralize any amounts attributable to an LOC issued at the request of any other Applicant.  Upon the drawing of any LOC, such funds shall be applied to reimburse the Issuing Bank, to the extent permitted by applicable law.

ARTICLE VII

THE ADMINISTRATIVE AGENT

7.01          Authorization and Action.  Each Bank (in its capacity as a Bank) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto.  Notwithstanding the foregoing, the Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the foregoing, except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Subsidiaries that is communicated to or obtained by the financial institution serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary under the circumstances as provided in Section 8.01) or in the absence of its own gross negligence or willful misconduct.

7.02          Administrative Agent's Reliance, Etc.  Neither the Administrative Agent nor any of its directors, officers, affiliates, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct.  The Administrative Agent shall not by reason of this Agreement or any other Loan Document be deemed to have a fiduciary relationship in respect of any Bank, any Credit Party, or any other Person.  Without limiting the generality of the foregoing, the Administrative Agent:  (a) may consult with legal counsel (including counsel for any Credit Party), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (b) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statement, warranty, or representation (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any Loan Document on the part of any Credit Party or any Subsidiary or the existence of any Event of Default or the business, operations, condition (financial or otherwise) or prospects of any Credit Party or any Subsidiary or any other Person or to inspect the property (including the books and records) of any Credit Party or any Subsidiary; (d) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Document or any other instrument or document furnished pursuant thereto; (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by facsimile) reasonably believed by it to be genuine and signed or sent by the proper party or parties; and (f) shall have no fiduciary or other implied duties or responsibilities.

7.03          The Administrative Agent and Affiliates.  With respect to its Commitment, its LOC Participating Interests (as contemplated under Section 2.02), its LOC Disbursements, and the obligations owing to it, the financial institution serving as Administrative Agent shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity.  The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries, any of its other Affiliates, and any Person that may do business with or own securities of the Company or any such Subsidiary, all as if the Administrative Agent were not the Administrative Agent and without any duty to account therefor to the Banks.

7.04          Bank Credit Decision.  Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such financial statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

7.05          Indemnification.  Each Bank severally agrees to indemnify the Administrative Agent and each of its officers, directors, employees, agents, advisors and Affiliates (to the extent not promptly reimbursed by each Applicant or paid by the Credit Parties pursuant to Section 8.04 and without limitation of each of those parties' obligation to do so) from and against such Bank's Pro Rata Share of all claims, liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (including the reasonable and documented fees and disbursements of counsel) whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent or any such other Person in any way relating to or arising out of the Loan Documents, any action taken or omitted by the Administrative Agent under the Loan Documents, any transaction from time to time contemplated by any Loan Document or LOC, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any LOC; provided that no Bank shall be liable to any such indemnified Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct.  Without limitation of the foregoing, each Bank severally agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any costs and expenses (including the reasonable and documented fees and expenses of counsel) payable by the Applicants under Section 8.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Applicants.  The failure of any Bank to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any amount required to be paid by the Banks to the Administrative Agent as provided herein shall not relieve any other Bank of its obligation hereunder to reimburse the Administrative Agent for its Pro Rata Share of such amount, but no Bank shall be responsible for the failure of any other Bank to reimburse the Administrative Agent for such other Bank's Pro Rata Share of such amount.  Without prejudice to the survival of any other agreement of any Bank hereunder, the agreement and obligations of each Bank contained in this Section shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

7.06          Sub-Agents.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates, officers, directors, employees, agents, or advisors.  The exculpatory provisions set forth in this Article VII shall apply to any such sub-agent and to the Affiliates, officers, directors, employees, agents, and advisors of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facility provided for herein as well as activities as Administrative Agent.

7.07          Successor Administrative Agent.  The Administrative Agent may, and in the event it becomes a Defaulting Bank (as determined by the Company or the Required Banks) shall upon the Company’s request, resign at any time by giving written notice thereof to the Banks and the Company.  Upon any such resignation, the Required Banks shall have the right to appoint, with the prior written approval of the Company (which approval shall not be unreasonably withheld) so long as there then exists no Event of Default, a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.  If within 45 days after written notice is given of the retiring Administrative Agent's resignation under this Section no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Banks shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.  After any retiring Administrative Agent's resignation hereunder as Administrative Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.01          Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document (other than with respect to an increase in the Commitment Amounts pursuant to Section 2.04(b) or any agreement or agreements executed and delivered thereunder), nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks (and, in the case of an amendment, the Company), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall:

(a)           unless in writing and signed by all of the Banks, do any of the following at any time: (i) waive any of the conditions specified in Section 2.01, 3.01 or 3.02, (ii) change the number of

Banks or the percentage of (x) the Commitment Amounts, (y) the aggregate unpaid principal amount of the LOC Disbursements or (z) the aggregate Available Amount of LOCs that, in each case, shall be required for the Banks or any of them to take any action hereunder, (iii) release the Company or otherwise limit the Company's liability with respect to the Obligations owing to the Banks, (iv) release the Parent Guarantor from the Parent Guaranty, (v) amend this Section 8.01 or any of the definitions herein that would have such effect, (vi) extend the Termination Date, (vii) limit the liability of any Applicant under any of the Loan Documents, or (viii) change or waive any provision of Section 2.07(a) or any other provision of this Agreement requiring the ratable treatment of the Banks;

(b)           unless in writing and signed by each affected Bank, do any of the following at any time: (i) subject such Bank to any additional obligation, (ii) reduce the principal of, or interest on, any reimbursement obligation or any fee or other amount payable to such Bank hereunder, or increase such Bank's Commitment Amount, or (iii) postpone any date fixed for any payment of principal of, or interest on, any reimbursement obligation, fee or other amount payable to such Bank hereunder;

provided, further, that (x) in the event that any Bank is a Credit Party or an Affiliate of a Credit Party, then such Bank shall be disregarded for purposes of determining the Required Banks required for any amendment, waiver or consent, (y) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (z) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of the Issuing Bank under this Agreement or any other Loan Document.

8.02          Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including facsimile or e-mail) and mailed or sent to the applicable party at its address set forth below its signature hereto (or, in the case of any Bank that is not a party hereto on the Closing Date, at its address specified in the Assignment and Assumption pursuant to which it becomes a Bank and in the case of any Subsidiary Applicant that is not a party hereto on the Closing Date, at its address specified in the Adherence Agreement pursuant to which it becomes a Subsidiary Applicant) or at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and communications shall be effective (a) if mailed, three Business Days after the date deposited in the mail, (b) if sent by messenger or courier, when delivered, or (c) if sent by facsimile or e-mail, when the sender receives electronic confirmation of receipt, except that (i) notices and communications to the Administrative Agent, the Issuing Bank or any other Bank pursuant to Article II, shall not be effective until received by such Person; and (ii) any notice or other communication received at a time when the recipient is not open for its regular business shall be deemed received one hour after such recipient is again open for its regular business.

8.03          No Waiver; Remedies.  No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

8.04          Costs and Expenses.

(a)           Each Credit Party agrees to pay on demand all reasonable and documented costs and expenses of the Administrative Agent and the Issuing Bank (including the legal fees and disbursements of  Moses & Singer LLP as special counsel to the Administrative Agent and Issuing Bank to the extent previously agreed) in connection with the preparation, execution and delivery of the Loan

Documents; provided, however, that no Applicant shall be obligated to pay any costs and expenses to the extent attributable to any LOC issued at the request of any other Applicant.

(b)           Each Credit Party agrees to indemnify and hold harmless the Administrative Agent, the Issuing Bank and each Bank and each of their respective Affiliates and the officers, directors, employees, agents and advisors of any of the foregoing (each an "Indemnified Party") from and against all claims, damages, losses, liabilities and expenses (including reasonable and documented fees and expenses of counsel) of any kind or nature whatsoever that may be incurred by or asserted or awarded against any Indemnified Party arising out of or in connection with or by reason of (including in connection with any investigation, litigation, or proceeding or preparation of a defense in connection therewith) (i) the enforcement of this Agreement or any other Loan Document or (ii) any adviser’s confirmer’s, or other nominated person’s fees and expenses with respect to any LOC that are chargeable to any Applicant or the Issuing Bank (if the applicable LOC Request or any LOC Related Document requested or authorized such advice, confirmation, or other nomination, as applicable), including, in the case of the Banks, all amounts for which they are liable to the Issuing Bank or the Administrative Agent under Section 2.14(g) or Section 7.05, respectively, except to the extent such claim, damage, loss, liability or expense shall have resulted from the negligence, willful misconduct or fraud of such Indemnified Party.  Each Credit Party also agrees not to assert any claim against any Indemnified Party on any theory of liability for, and no Indemnified Party shall be liable in contract, tort, or otherwise for, special, indirect, consequential, exemplary, or punitive damages arising out of or otherwise relating to this Agreement, any other Loan Document, any transaction contemplated hereby or thereby or the actual or proposed use of the LOC Disbursements or any LOC (including for any consequences of forgery or fraud by any Beneficiary or any other Person).

(c)           Without prejudice to the survival of any other agreement of any Credit Party hereunder or under any other Loan Document, the agreements and obligations of each Credit Party contained in Section 2.06, Section 2.08, and this Section 8.04 shall survive the payment in full of principal, interest, and all other amounts payable hereunder and under any other Loan Document, the expiration or termination of the Commitments, and the expiration without any pending drawing or termination of all LOCs.

8.05          Binding Effect.  This Agreement shall become effective when it shall have been executed by each Credit Party, each Bank, and the Administrative Agent and thereafter shall be binding upon and inure to the benefit of each Credit Party, each Bank, and the Administrative Agent and their respective successors and assigns, except that no Credit Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld) and the Banks.

8.06          Assignments and Participations.

(a)           Each Bank may, and so long as no Event of Default shall have occurred and be continuing, if demanded by the Company pursuant to Section 2.11 upon at least five (5) Business Days' notice to such Bank and the Administrative Agent, will, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment, its LOC Participating Interests and the LOC Disbursements owing to it); provided that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations of such Bank hereunder, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was (x) a Bank or an Affiliate of a Bank, the aggregate amount of the Commitment being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $25,000,000 unless it is an assignment of the entire amount of such assignor's Commitment, or (y)

not a Bank or an Affiliate of any Bank, the aggregate amount of the Commitment being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $5,000,000 unless it is an assignment of the entire amount of such assignor's Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) each assignment made as a result of a demand by the Company pursuant to Section 2.11 shall be arranged by the Company after consultation with the Administrative Agent, and shall be either an assignment of all of the rights and obligations of the assigning Bank under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Bank under this Agreement, (v) no Bank shall be obligated to make any such assignment as a result of a demand by the Company pursuant to Section 2.11 unless and until such Bank shall have received one or more payments from either the Company or other Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the LOC Disbursements made by such Bank, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Bank under this Agreement, (vi) as a result of such assignment, the Company shall not be subject to additional amounts under Section 2.06 or 2.08, and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Assumption, together with a processing and recordation fee of $3,500.

(b)           Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Assumption, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Bank hereunder, and (ii) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (other than its rights under Sections 2.06, 2.08 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment and any other rights that are expressly provided hereunder to survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

(c)           By executing and delivering an Assignment and Assumption, each Bank assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any of its Subsidiaries or the performance or observance by the Company or any of its Subsidiaries of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

(d)           The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Company, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Assumption delivered to and accepted by it and the Register.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the other Applicants, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

(e)           Upon its receipt of a completed Assignment and Assumption executed by an assigning Bank and an assignee and consented to by the Administrative Agent, the Issuing Bank, and, where required, pursuant to Section 8.06(a), the Company, the Administrative Agent shall (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company and to the parties to such Assignment and Assumption.

(f)           Each Bank may sell participations to one or more Persons (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment, its LOC Participating Interests and the LOC Disbursements owing to it; provided that (i) such Bank's obligations under this Agreement (including its Commitment and its LOC Participating Interests) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Company, the other Applicants, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (iv) so long as there then exists no Event of Default, such participation is consented to and approved by the Company (not to be unreasonably withheld), and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Company therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, reimbursement obligations or any fees or other amounts payable hereunder, or postpone any date fixed for any payment thereof, in each case to the extent subject to such participation.  Each Bank shall, as agent of the Company solely for the purposes of this Section 8.06, record in book entries maintained by such Bank, the name and amount of the participating interest of each Person entitled to receive payments in respect of any participating interests sold pursuant to this Section 8.06.

(g)           Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.06, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company or any of its Subsidiaries furnished to such Bank by or on behalf of the Company or any such Subsidiary; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Bank.

(h)           Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including the LOC Disbursements owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

8.07          Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement (or any related agreement, including any amendment hereto or waiver hereunder) by facsimile or e-mail (in a pdf or similar file) shall be effective as delivery of an original executed counterpart of this Agreement (or such related agreement).

8.08          Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8.09          Confidentiality. Neither the Administrative Agent nor any Bank shall disclose any Confidential Information to any Person without the consent of the Company, other than (a) to the Administrative Agent's or such Bank's Affiliates and their officers, directors, employees, agents and advisors with a need to know, to actual or prospective Eligible Assignees and participants, and to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement, and in each case then only on a confidential basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating such Bank or pursuant to any request of any self-regulatory body having or claiming authority to regulate or oversee any aspect of a Bank's business or that of any of its Affiliates, and (d) to any rating agency when required by it; provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Company and its Subsidiaries received by it from such Bank.  Each Credit Party agrees and consents to the Administrative Agent's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications.  Such information will consist of deal terms and other information customarily found in such publications.

8.10          Patriot Act.  Each Bank that is subject to the requirements of the Patriot Act hereby notifies the Company and each other Credit Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies the Company and each other Credit Party, which information includes the name and address of the Company and each other Credit Party and other information that will allow such Bank to identify the Company and each other Credit Party in accordance with the Patriot Act.

8.11          Waiver of Immunity.  Each Credit Party acknowledges that this Agreement and each other Loan Document is, and each LOC will be, entered into for commercial purposes of the applicable Applicant.  To the extent that any Credit Party or any of its assets has or hereafter acquires any right of sovereign or other immunity from or in respect of any legal proceedings to enforce or collect upon any Obligation or any other agreement relating to the transactions contemplated herein, such Credit Party hereby irrevocably waives any such immunity and agrees not to assert any such right or claim in any such proceeding.

8.12          Jurisdiction, Etc.

(a)           Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court sitting in New York

County or the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)           Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York state or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court sitting in New York County.

(c)           Each of the parties hereto, to the fullest extent permitted by applicable law, hereby irrevocably waives all right to trial by jury as to any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents.

(d)           Each Credit Party hereby agrees that service of process in any such action or proceeding may be made on such Applicant by the mailing of copies thereof by express or overnight mail or courier, postage prepaid, to such Applicant at its address referred to in Section 8.02.  The Parent Guarantor hereby irrevocably appoints and designates the Company as its agent for acceptance of service of legal process, summons, notices and documents in any action or proceeding arising out of or in connection with this Agreement; any such service may be effected by delivery to the Company at: Total S.A., c/o SunPower Corporation, Attn: Corporate Secretary, 77 Rio Robles, San Jose, California 95134.  The Parent Guarantor agrees that any failure of (I) the Company to deliver to the Parent Guarantor a copy of any such process or (II) the Parent Guarantor to receive any such copy shall not affect in any way the service of such process.

(e)           Nothing in this Agreement shall affect any right that any party may otherwise have to serve process in any other manner.

8.13          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  If any LOC expressly chooses a state or country law other than the State of New York, the applicable Applicant shall be obligated to reimburse the Issuing Bank for payments made under such LOC if such payment is justified under New York law or such other law.

 [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Letter of Credit Facility Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

SUNPOWER CORPORATION

By:	/s/ Dennis V. Arriola
Name: Dennis V. Arriola
Title: EVP & Chief Financial Officer

Address:	77 Rio Robles
San Jose, CA 95134
Attention:	Dennis Arriola
Telephone:	408-240-5500
Facsimile:	408-240-5417
E-mail:	Dennis.Arriola@sunpowercorp.com

TOTAL S.A.

By:	/s/ Jerôme Schmitt
Name:
Title:

Address:	2, place Jean Millier
La Défense 6
92400 Courbevoie
France
Attention:	Jerôme Schmitt
Telephone:	+33 147 4450 82
Facsimile:	+33 147 4457 75
E-mail:	jerome.schmitt@total.com

Signature Page to Letter of Credit Facility Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, individually, as Administrative Agent, and as Issuing Bank

By:	/s/ Yvonne Tilden
Name: Yvonne Tilden
Title: Director

By:	/s/ Migh K. Chu
Name: Ming K. Chu
Title: Vice Presient

Address:	Deutsche Bank AG New York
Branch
c/o Deutsche Bank Securities Inc.
One International Place, 12th Floor
Boston, MA 02110
Attention:	Mr. David Dickinson
Telephone:	617-217-6381
Facsimile:	617-217-6300
E-mail:	david.dickinson@db.com

Address:	Deutsche Bank Trust Company
Americas
60 Wall Street
Mail Stop NYC60-0926
New York, NY 10005
Attention:	Mr. Charles Ferris
Telephone:	212-250-1214
Facsimile:	212-797-0403
E-mail:	charles.ferris@db.com

Signature Page to Letter of Credit Facility Agreement

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Bank

By:	/s/ Jesus Lopez
Name: Jesus Lopez
Title: Senior Vice President

By:	/s/ Carl W. Carrier
Name: Carl W. Carrier
Title: Executive Director

Address:	Banco Santander, S.A., New York
Branch
45 E. 53rd Street
New York, NY 10022
Attention:	Mr. Jorge A. Saavedra
Telephone:	212-350-3626
Facsimile:	212-350-3691
E-mail:	jsaavedra@santander.us

Address:	Banco Santander, S.A., New York
Branch
45 E. 53rd Street
New York, NY 10022
Attention:	Mr. Vladimir Arrieta
Telephone:	212-350-3693
Facsimile:	212-350-3691
E-mail:	varrieta@santander.us

Address:	Banco Santander, S.A., New York
Branch
45 E. 53rd Street
New York, NY 10022
Attention:	Mr. Ligia Castro
Telephone:	212-350-3677
Facsimile:	212-350-3647
E-mail:	lcastro@santander.us

Address:	Banco Santander, S.A., New York
Branch
45 E. 53rd Street
New York, NY 10022
Attention:	Ms. Sandra Ortiz
Telephone:	212-350-3623
Facsimile:	212-350-3647
E-mail:	mvasquez@santander.us

Signature Page to Letter of Credit Facility Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Bank

By:	/s/ Dianne M. Scott
Name: Dianne M. Scott
Title: Managing Director

By:	/s/ Laure Duvernay
Name: Laure Duvernay
Title: Vice President

Address:	Credit Agricole CIB

Attention:	Mr. Tony Mau
Telephone:	732-590-7635
Facsimile:	917-849-5439
E-mail:	tony.mau@ca-cib.com

Address:	Credit Agricole CIB

Attention:	Mr. Bob Vaeth
Telephone:	732-590-7475
Facsimile:	732-744-8568
E-mail:	bob.vaeth@ca-cib.com

Signature Page to Letter of Credit Facility Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Christopher M. Samms
Name: Christopher M. Samms
Title: Senior Vice President
ID # 9426

Address:
HSBC Bank USA, National
Association
452 Fifth Avenue
New York, NY 10018
Attention:	Mr. Christopher Samms
Telephone:	212-525-2569
Facsimile:	212-642-4081
E-mail:	Christopher.samms@us.hsbc.com

Signature Page to Letter of Credit Facility Agreement

LLOYDS TSB BANK PLC, as a Bank

By:	/s/ Karen Weich
Name: Karen Weich
Title: Vice President
W011

By:	/s/ Dennis McClellan
Name: Dennis McClellan
Title: Vice President
Operations
M040

Address:	Lloyds TSB Bank plc
1021 Main St. Suite 1370
Houston, TX 77002
Attention:	Mr. Neil Backhouse
Telephone:	832-200-9833
Facsimile:	713-651-9714
E-mail:	Neil.Backhouse@lbusa.com

Address:	Lloyds TSB Bank plc
1021 Main St. Suite 1370
Houston, TX 77002
Attention:	Mr. Michael Meiss
Telephone:	832-200-9866
Facsimile:	713-651-9714
E-mail:	Michael.Meiss@lbusa.com

Signature Page to Letter of Credit Facility Agreement

THE BANK OF TOKYO – MITSUBISHI UFJ, LTD., PARIS BRANCH, as a Bank

By:	/s/ Motoshi Imura
Name: Motoshi Imura
Title: General Manager

Address:	16 – 18 rue du quatre septembre
75002 Paris
Attention:	Jerôme Poret
Telephone:	+33144774829
Facsimile:	+33149264901
E-mail:	jerome.poret@fr.mufg.jp

Signature Page to Letter of Credit Facility Agreement

UNICREDIT BANK AG, as a Bank

By:	/s/ Rudi Stuetzle
Name: Rudi Stuetzle
Title: Director

By:	/s/ Anja Link
Name: Anja Link
Title: Credit Analyst

Address:	UniCredit Bank AG
Arabellastr. 14
D-81925 Munich, Germany
Attention:	Mr. Rudolf Stutzle
Telephone:	+4989-378-31261
Facsimile:	+4989-378-25559
E-mail:	Rudolf.stuetzle@unicreditgroup.de

Address:	UniCredit Bank AG
Arabellastr. 14
D-81925 Munich, Germany
Attention:	Ms. Anja Link
Telephone:	+4989-378-21228
Facsimile:	+4989-378-21801
E-mail:	anja.link@unicreditgroup.de

Address:	UniCredit Bank AG
Ratsfreischulstr. 5
D-04109 Leipzig
Attention:	Mr. Wolfgang Pfander
Telephone:	+49341-9858-1139
Facsimile:	+49341-9858-1160
E-mail:	wolfgang.pfaender@unicreditgroup.de

Signature Page to Letter of Credit Facility Agreement

SCHEDULE I

BANKS, PRO RATA SHARES, AND COMMITMENT AMOUNTS

Name	Pro Rata Share	Commitment Amount
Deutsche Bank AG New York Branch	22.70%	$175,000,000
Banco Santander, S.A., New York Branch	22.70%	$175,000,000
Unicredit Bank AG	10.92%	$84,200,000
Lloyds TSB Bank PLC	10.92%	$84,200,000
HSBC Bank USA, National Association	10.92%	$84,200,000
The Bank of Tokyo Mitsubishi – UFJ, Ltd., Paris Branch	10.92%	$84,200,000
Credit Agricole Corporate and Investment Bank	10.92%	$84,200,000

TOTALS:	100%	$771,000,000

SCHEDULE II

SUBSIDIARY ACCOUNT PARTIES

Name	Jurisdiction and Type of Organization

SunPower Energy Systems Spain SL	Spain SL
SunPower Systems Sarl	Switzerland Sarl
SunPower Italia S.r.l.	Italy S.r.l.
SunPower GmbH	Germany GmbH
SunPower Energy Systems Korea Ltd.	Republic of Korea Corporation
High Plains Ranch III, LLC	Delaware LLC
Cassiopea PV S.r.l.	Italy S.r.l.
Centauro PV S.r.l.	Italy S.r.l.
High Plains Ranch II, LLC	Delaware LLC
SunPower Energy Systems Canada Corporation	Canada Corporation
SunPower Corporation Malta Holding Ltd	Malta Ltd
Andromeda PV S.r.l.	Italy S.r.l.
Solar Star North Carolina II, LLC	North Carolina LLC
Orione PV S.r.l.	Italy S.r.l.
Orsa Minore PV S.r.l.	Italy S.r.l.
Mivtachim Green Energies Ltd	Israel Ltd
Talmey Bilu Green Energies Ltd	Israel Ltd
Urim Green Energies Ltd	Israel Ltd
Solar Star California XIII, LLC	Delaware LLC
Solar Star California XIX, LLC	Delaware LLC
Solar Star California XX, LLC	Delaware LLC
Gilat Green Energies Ltd	Israel Ltd
Nevatim Green Energies Ltd	Israel Ltd
Talmey Eliyahu Green Energies Ltd	Israel Ltd
Teashur Green Energies Ltd	Israel Ltd

SCHEDULE III

SUBSIDIARY APPLICANTS

Name	Jurisdiction and Type of Organization
SunPower Corporation, Systems	Delaware corporation

SCHEDULE IV

EXISTING LETTERS OF CREDIT

Applicant	Issuer	Beneficiary	Amount and Currency	Issuance Date	Expiry Date

SunPower Corporation	Deutsche Bank AG New York Branch (“DB”)	***	***	4/22/2010	***
SunPower Corporation, Systems (“SCS”)	DB	***	***	4/22/2010	***
SCS	DB	***	***	4/29/2010	***
SCS	DB	***	***	4/29/2010	***
SCS	DB	***	***	4/29/2010	***
SCS	DB	***	***	4/29/2010	***
SCS	DB	***	***	5/5/2010	***
SCS	DB	***	***	5/5/2010	***
SCS	DB	***	***	5/5/2010	***
SCS	DB	***	***	5/6/2010	***
SCS	DB	***	***	5/6/2010	***
SCS	DB	***	***	5/19/2010	***
SCS	DB	***	***	5/18/2010	***
SCS	DB	***	***	5/18/2010	***
SCS	DB	***	***	5/27/2010	***
SCS	DB	***	***	5/25/2010	***

***  CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Applicant	Issuer	Beneficiary	Amount and Currency	Issuance Date	Expiry Date

SCS	DB	***	***	5/25/2010	***
SCS	DB	***	***	5/25/2010	***
SCS	DB	***	***	5/27/2010	***
SCS	DB	***	***	5/27/2010	***
SCS	DB	***	***	5/27/2010	***
SCS	DB	***	***	5/27/2010	***
SCS	DB	***	***	5/27/2010	***
SCS	DB	***	***	5/27/2010	***
SCS	DB	***	***	5/27/2010	***
SCS	DB	***	***	6/3/2010	***
SCS	DB	***	***	6/15/2010	***
SCS	DB	***	***	6/15/2010	***
SCS	DB	***	***	6/17/2010	***
SCS	DB	***	***	6/17/2010	***
SCS	DB	***	***	8/20/2010	***
SCS	DB	***	***	6/23/2010	***
SCS	DB	***	***	6/23/2010	***
SCS	DB	***	***	6/23/2010	***
SCS	DB	***	***	6/29/2010	***
SunPower Corporation	DB	***	***	8/4/2010	***
SCS	DB	***	***	8/11/2010	***
SCS	DB	***	***	8/17/2010	***
SCS	DB	***	***	8/17/2010	***
SCS	DB	***	***	8/17/2010	***
SCS	DB	***	***	8/25/2010	***
SCS	DB	***	***	9/14/2010	***
SCS	DB	***	***	9/14/2010	***

***  CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Applicant	Issuer	Beneficiary	Amount and Currency	Issuance Date	Expiry Date

SCS	DB	***	***	9/15/2010	***
SCS	DB	***	***	9/8/2010	***
SCS	DB	***	***	8/24/2010	***
SCS	DB	***	***	9/14/2010	***
SCS	DB	***	***	9/24/2010	***
SCS	DB	***	***	9/24/2010	***
SCS	DB	***	***	10/12/2010	***
SCS	DB	***	***	10/4/2010	***
SCS	DB	***	***	10/15/2010	***
SCS	DB	***	***	10/29/2010	***
SCS	DB	***	***	10/29/2010	***
SCS	DB	***	***	11/11/2010	***
SCS	DB	***	***	11/11/2010	***
SCS	DB	***	***	11/17/2010	***
SCS	DB	***	***	11/23/2010	***
SCS	DB	***	***	11/19/2010	***
SCS	DB	***	***	11/17/2010	***
SCS	DB	***	***	11/23/2010	***
SCS	DB	***	***	11/23/2010	***
SCS	DB	***	***	12/15/2010	***
SCS	DB	***	***	12/15/2010	***
SCS	DB	***	***	12/15/2010	***
SCS	DB	***	***	12/17/2010	***
SCS	DB	***	***	12/20/2010	***

***  CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Applicant	Issuer	Beneficiary	Amount and Currency	Issuance Date	Expiry Date

SCS	DB	***	***	12/20/2010	***
SCS	DB	***	***	1/26/2011	***
SCS	DB	***	***	1/26/2011	***
SCS	DB	***	***	1/26/2011	***
SCS	DB	***	***	2/9/2011	***
SCS	DB	***	***	2/9/2011	***
SCS	DB	***	***	2/9/2011	***
SCS	DB	***	***	2/16/2011	***
SCS	DB	***	***	2/16/2011	***
SCS	DB	***	***	2/16/2011	***
SCS	DB	***	***	2/16/2011	***
SCS	DB	***	***	2/16/2011	***
SCS	DB	***	***	2/16/2011	***
SCS	DB	***	***	2/17/2011	***
SCS	DB	***	***	2/22/2011	***
SCS	DB	***	***	3/22/2011	***
SCS	DB	***	***	3/22/2011	***
SCS	DB	***	***	3/22/2011	***
SCS	DB	***	***	3/22/2011	***
SCS	DB	***	***	4/26/2011	***

***  CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Applicant	Issuer	Beneficiary	Amount and Currency	Issuance Date	Expiry Date

SCS	DB	***	***	5/27/2011	***
SCS	DB	***	***	5/27/2011	***
SCS	DB	***	***	5/27/2011	***
SCS	DB	***	***	5/27/2011	***
SCS	DB	***	***	5/27/2011	***
SCS	DB	***	***	5/27/2011	***
SCS	DB	***	***	5/27/2011	***
SCS	DB	***	***	6/2/2011	***
SCS	DB	***	***	6/16/2011	***
SCS	DB	***	***	6/23/2011	***
SCS	DB	***	***	6/28/2011	***
SCS	DB	***	***	6/28/2011	***
SCS	DB	***	***	6/28/2011	***
SCS	DB	***	***	6/24/2011	***
SCS	DB	***	***	6/29/2011	***
SCS	DB	***	***	7/1/2011	***
SCS	DB	***	***	7/14/2011	***
SCS	DB	***	***	7/14/2011	***
SCS	DB	***	***	7/22/2011	***

***  CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

[FORM OF]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee").  Capitalized terms used but not defined herein shall have the meanings given to them in the Letter of Credit Facility Agreement identified below (as amended, supplemented, or otherwise modified from time to time, the "Facility Agreement"), receipt of a copy of which (and any other Loan Documents requested by the Assignee) is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Facility Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Bank (but not in its capacity as Issuing Bank if the Assignor is the Issuing Bank) under the Facility Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Facility Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest").  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Bank]]

3.	[Company / Applicants]:

4.	Administrative Agent:	, as the administrative agent under the Facility Agreement

5.	Facility Agreement:
The $[____] Letter of Credit Facility Agreement dated as of [____] among SunPower Corporation, Total S.A., the Subsidiary Applicants parties thereto from time to time, the Banks parties thereto from time to time, and [_____], as Issuing Bank and as Administrative Agent

6.	Assigned Interest:

Facility Assigned	Aggregate Commitment Amounts / Credit Exposure for all Banks	Amount of Commitment / Credit Exposure Assigned	Percentage Assigned of Commitment/Credit Exposure1
Letter of Credit Facility	$_______________	$_______________	____________%

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name
Title

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name
Title

1	Set forth, to at least 9 decimals, as a percentage of the Commitment / Credit Exposure of all Banks thereunder.

[Consented to and]2 Accepted:

[NAME OF ADMINISTRATIVE AGENT],
as Administrative Agent

By:
Name
Title

[Consented to:]3

[NAME OF ISSUING BANK], as Issuing Bank

By:
Name
Title

[Consented to:]4

[NAME OF RELEVANT PARTY]

By:
Title

2	To be added only if the consent of the Administrative Agent is required by the terms of the Facility Agreement.

3	To be added only if the consent of the Issuing Bank is required by the terms of the Facility Agreement.

4	To be added only if the consent of the Company [and/or other Applicants] is required by the terms of the Facility Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Letter of Credit Facility Agreement dated as of [_____] among SunPower Corporation, Total S.A., the Subsidiary Applicants parties thereto from time to time, the Banks parties thereto from time to time, and [_____], as Issuing Bank and as Administrative Agent

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Facility Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Facility Agreement, (ii) it satisfies the requirements, if any, specified in the Facility Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Bank, (iii) from and after the Effective Date specified in this Assignment and Assumption, it shall be bound by the provisions of the Facility Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Facility Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, and (v) if it is a Bank organized under the laws of a jurisdiction outside of the United States, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Facility Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

* * * * *

EXHIBIT B

 [FORM OF]
LOC REQUEST

Date:__________________

Deutsche Bank AG New York Branch,
as Issuing Bank
60 Wall Street
Mail Stop NYC 60-0926
New York, NY 10005
Attention: Mr. Charles P. Ferris
Telecopy No.: 212-797-0403

Ladies and Gentlemen:

Reference is hereby made to the Letter of Credit Facility Agreement dated as of August 9, 2011 (as the same may be amended, supplemented, or otherwise modified from time to time, the "Agreement") by and among SunPower Corporation, a Delaware corporation (the "Company"), Total S.A., the Subsidiary Applicants parties thereto from time to time, the Banks parties thereto from time to time, and Deutsche Bank AG New York Branch, as Issuing Bank and as Administrative Agent.  All capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

Pursuant to Section 2.02(a) of the Agreement, the Applicant hereby requests the Issuing Bank to issue the following LOC:

(a)	Date of LOC issuance, which is a Business Day:	__________________, 20__

(b)	Expiration Date of LOC:	__________________, 20__

(c)	Type of Currency (Dollars or an Alternate Currency):	_______________________

(d)	Available Amount of LOC:	$______________________

(e)	Name and Address of Beneficiary:	_______________________
_______________________
_______________________

(f)	Other Information:	Per the attached Application.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO LOC REQUEST]

Very truly yours,

[SUNPOWER CORPORATION, a Delaware corporation / NAME OF SUBSIDIARY APPLICANT]

By:
Name:
Title:

CC: Deutsche Bank AG New York Branch,
as Administrative Agent
c/o Deutsche Bank Securities Inc.
One International Place, 12th Floor
Boston, MA 02110
Attention: Mr. David Dickinson
Telecopy No.: 617-217-6300

Deutsche Bank

Letter of Credit number: _________________

APPLICATION FOR IRREVOCABLE STANDBY LETTER OF CREDIT
UNDER LETTER OF CREDIT FACILITY AGREEMENT

Applicant (Full name and address):				Issuing Bank:
Deutsche Bank AG New York Branch
60 Wall Street
New York, New York 10005

Date of Application:				Expiry Date:

Place of Expiry:

☐ Issue by (air) mail	☐ with brief advice by			Beneficiary (Full name and address):
teletransmission
☐ Issue by teletransmission
☐ Issue by courier
☐ Applicant to arrange pick-up
☐ Issue by other (specify):

Name and Jurisdiction of Organization of any Subsidiary Account Party for this LOC (or specify "None"):

Confirmation of the LOC:				Currency and Amount in Figures and Words (Please use ISO Currency Codes):
☐ not requested	☐ requested	☐	authorized if requested by Beneficiary

☐	LOC to be issued with the terms and conditions set forth in the attached specimen.
LOC available against the document(s) detailed herein:
☐ Beneficiary's sight draft(s) drawn on Issuing Bank

☐ Original LOC and any and all amendments to the LOC

☐ Beneficiary's signed and dated statement, reading as follows:

☐ Other documents (specify issuer(s) and data content):

LOC to be issued subject to (check one):
☐ International Standby Practices 1998, International Chamber of Commerce Publication No. 590 (ISP98), or such later revision thereof as may be in effect when the Credit is issued.
☐				Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 (UCP 600), or such later revision thereof as may be in effect when the Credit is issued.
☐ See attached for additional instructions				☐ Check if only a single drawing for all or a portion of the amount of the letter of credit is permitted

The undersigned requests you to issue your irrevocable Letter of Credit (herein called the "LOC"), substantially in accordance with these instructions (marked (x) where appropriate).  The undersigned agrees to be bound in respect of the LOC by the terms and conditions of the Letter of Credit Facility Agreement dated as of August 9, 2011 among SunPower Corporation, Total S.A., the Subsidiary Applicants parties thereto from time to time, the Banks parties thereto from time to time, and Deutsche Bank AG New York Branch, as Issuing Bank and as Administrative Agent (as amended, supplemented, or otherwise modified from time to time, the "Agreement").   All capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.  The undersigned represents and warrants to the Secured Parties that (i) no Event of Default or other event that with notice or lapse of time or both would constitute such an Event of Default has occurred and is continuing or would result from the issuance of the requested LOC and (ii) all representations and warranties contained in the Agreement are true and correct in all material respects as of the date hereof and shall be true and correct in all material respects immediately after issuance of the requested LOC.

Applicant's Name:

By:
Print Name:
Title:
THIS IS AN IMPORTANT LEGAL DOCUMENT. CONSULT WITH YOUR LEGAL COUNSEL.

EXHIBIT C-1

MATTERS TO BE COVERED IN OPINION OF COUNSEL TO THE CREDIT PARTIES

The following matters will be addressed in the opinion of counsel to the Company and the Subsidiary Applicants, subject to (a) customary and appropriate assumptions, qualifications, limitations and exclusions, (b) reliance on certificates of officers of the Company and public officials and agencies, and (c) such other matters as such counsel deems necessary or appropriate in the preparation and delivery of the opinion

1.
The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and is authorized or qualified to do business and in good standing as a foreign corporation in the State of California.  The Company has the corporate power and authority (i) to conduct its business substantially as described in [an officer’s certificate of the Company], and (ii) to enter into and to incur and perform its obligations under the Facility Agreement.

2.	The execution and delivery to the Banks by the Company of the Facility Agreement and the performance by the Company of its respective obligations thereunder:

a.	have been authorized by all necessary corporate action by the Company;

b.
do not require under present law or present regulation of any governmental agency or authority of the State of New York or the United States of America any filing or registration by any Credit Party with, or approval or consent to such Credit Party of, any governmental agency or authority of the State of New York or the United States of America that has not been made or obtained except (i) those required in the ordinary course of business in connection with the performance by the Company of its obligations under certain covenants contained in the Facility Agreement, (ii) filings under securities laws, and (iii) filings, registrations, consents or approvals in each case not required to be made or obtained by the date hereof;

c.	do not contravene any provision of the Certificate of Incorporation or By-laws of the Company;

d.
do not violate (i) any present law, or present regulation of any governmental agency or authority, of the State of New York or the United States of America applicable to the Company or its property or (ii) any of the “Material Agreements” to which it is a party or that is applicable to its properties or any court decree or order binding upon it that is listed on Annex I to the [officer’s certificate ]; and

e.	will not result in or require the creation or imposition of any security interest or lien upon any of its properties pursuant to the provisions of any Material Agreement.

3.
The Facility Agreement has been duly executed and delivered on behalf of the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.	Each of the Facility Agreement and the Guaranty constitutes a valid and binding obligation of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms.

5.
The borrowings by the Company or any Applicant under the Agreement and the application of the proceeds thereof will not be used to purchase or carry any margin stock and will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

6.
The Company is not required to register as an “investment company” under, and as defined in, the Investment Company Act of 1940, as amended (the “1940 Act”) and is not a company controlled by a company required to register as such under the 1940 Act.

EXHIBIT C-2

MATTERS TO BE COVERED IN OPINION OF COUNSEL TO THE PARENT GUARANTOR

The following matters will be addressed in the opinion of counsel to the Parent Guarantor under the laws of the Republic of France, subject to (a) customary and appropriate assumptions, qualifications, limitations and exclusions, (b) reliance on certificates of officers of the Parent Guarantor and public officials and agencies, and (c) such other matters as such counsel deems necessary or appropriate in the preparation and delivery of the opinion

1.
The Parent Guarantor is duly incorporated, validly existing as a société anonyme and in good standing under the law of France and has the corporate power to enter into the Facility Agreement and the Parent Guaranty and to exercise its rights and perform its obligations thereunder, and has duly executed and delivered each of the Agreement and the Parent Guaranty.

2.	The Parent Guarantor is not entitled to claim for itself or its assets or revenues immunity (sovereign or otherwise) from any action, suit, proceeding, judgment or enforcement of any of the foregoing.

3.
The Parent Guarantor is validly bound pursuant to its signing of the Facility Agreement and the Parent Guaranty, and the terms of the Facility Agreement and the Parent Guaranty constitute legal, valid, binding and enforceable obligations of the Parent Guarantor in accordance with their respective terms.

4.
No authorizations, approvals, licenses, exemptions, notatizations or consents are required under the laws of the Republic of France for the execution and delivery by the Parent Guarantor of the Facility Agreement or the Parent Guaranty, or performance by the Parent Guarantor of its obligations under the Facility Agreement or the Parent Guaranty.

5.
No further acts, conditions or things are required by French law to be done, fulfilled or performed in France in order to enable the Parent Guarantor lawfully to enter into, exercise its rights or perform its obligations under the Facility Agreement and the Parent Guaranty.

6.
The execution, delivery and performance of the obligations of the Parent Guarantor under the Facility Agreement and the Parent Guaranty will not contravene any existing applicable French law, statute or published rule or regulation or any judgment, decree or permit to which the Parent Guarantor is subject nor will it contravene the Parent Guarantor’s constitutive documents.

7.
Each of [          ] in his capacity as Chief Financial Officer of the Parent Guarantor and [            ] in his capacity of Treasurer of the Parent Guarantor are duly authorized to execute the Facility Agreement and the Parent Guaranty on its behalf.

8.
No stay of legal action or proceedings prior to an amicable settlement (règlement amiable) has been granted to the Parent Guarantor and no notice of judicial reorganisation (redressement judiciaire), judicial liquidation (liquidation judiciaire) or voluntary liquidation has been filed with the Registre du Commerce et des Sociétés, or any other governmental authority or agency thereof.

9.
On the basis of French domestic tax law, interest payable by the Parent Guarantor under the Facility Agreement and the Parent Guaranty is payable without deductions or withholdings on account of any present or future tax, levy, impost, duty, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

10.
It is not necessary in order to ensure the validity, effectiveness, performance and enforceability of the Facility Agreement or the Parent Guaranty that either of them be filed or registered in any public office or that any other instrument relating thereto be executed, delivered, filed or registered except that the admissibility in evidence of the Facility Agreement and the Parent Guaranty in the French Courts is subject to the production of a translation thereof into French by an officially sworn translator.

11.
No registration taxes, documentary taxes, income taxes, withholdings or other similar tax, imposition or duty of any kind is payable under the laws of France in connection with the admissibility in evidence in the Republic of France of the Documents or the activities or obligations to be performed by the Parent Guarantor thereunder.

12.
The submission by the Parent Guarantor in the Facility Agreement and the Parent Guaranty to the jurisdiction of the courts the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof (assuming it to be effective in such courts) is binding on the Parent Guarantor. The choice of New York law to govern the Facility Agreement and the Parent Guaranty is valid and would be given effect in any proceedings brought against the Parent Guarantor in the French courts, provided that the relevant content of New York law is duly proven and not held to be contrary to French Ordre Public International.  The provisions of the Facility Agreement and the Parent Guaranty are not in my opinion contrary to French Ordre Public International.

13.
A final judgment for a sum of money in relation to the Facility Agreement and/or the Parent Guaranty obtained against the Parent Guarantor in New York courts would be recognized and enforceable against the Parent Guarantor by the French courts subject to and in accordance with the Regulation EC N°. 44/2001 of 22 December 2000 on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial matters, as amended on 16 January 2001.

EXHIBIT D

[FORM OF]
ADHERENCE AGREEMENT

ADHERENCE AGREEMENT (this "Agreement") dated as of _________ among ___________, a ___________, which is a new Subsidiary Applicant (the "New Subsidiary Applicant"), SunPower Corporation, a Delaware corporation, the direct or indirect parent of the New Subsidiary Applicant (the "Company"), Total S.A., a société anonyme organized under the laws of the Republic of France, and the Administrative Agent, the Issuing Bank, and the other Banks party to the Facility Agreement referred to below.

Reference is made to the Letter of Credit Facility Agreement dated as of [_____] among the Company, the Subsidiary Applicants parties thereto from time to time, the Banks party thereto from time to time, and [_____], as Issuing Bank and as Administrative Agent (as amended, supplemented, or otherwise modified from time to time, the "Facility Agreement").  Unless the context requires otherwise, terms used herein as defined terms and not otherwise defined herein shall have the meanings given thereto in the Facility Agreement.

Section 2.17 of the Facility Agreement provides that, subject to the satisfaction of certain conditions, the undersigned New Subsidiary Applicant may become a party to, and a "Subsidiary Applicant" under, the Facility Agreement by entering into an agreement in the form of this Agreement.

 Accordingly, and for other good and lawful consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           In accordance with Section 2.17 of the Facility Agreement, the New Subsidiary Applicant by its signature below becomes a "Subsidiary Applicant" under the Facility Agreement with the same force and effect as if originally named therein as a Subsidiary Applicant.  The New Subsidiary Applicant hereby (a) agrees to all of the terms and provisions of the Facility Agreement applicable to it as a Subsidiary Applicant thereunder and (b) represents and warrants that it satisfies all of the requirements under the Facility Agreement for becoming a Subsidiary Applicant and that the representations and warranties relating to it contained in the Facility Agreement are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).  The Facility Agreement is hereby incorporated herein by reference.

2.           Hereinafter, each reference to the "Subsidiary Applicants" in the Facility Agreement shall be deemed to include the New Subsidiary Applicant until such time as the Company executes and delivers to the Administrative Agent a notice of termination in substantially the form of Annex A hereto or such other form acceptable to the Administrative Agent (a "Notice of Termination"), whereupon the New Subsidiary Applicant shall cease to be a Subsidiary Applicant.  Notwithstanding the preceding sentence, no such Notice of Termination will become effective at a time when any Obligations of the New Subsidiary Applicant shall be outstanding thereunder or any LOC issued at the request of the New Subsidiary Applicant shall be outstanding (which shall not have been cash collateralized in a manner satisfactory to the Administrative Agent and the Issuing Bank in their sole discretion); provided that such Notice of Termination shall be effective to terminate the New Subsidiary Applicant's right to request LOCs under the Facility Agreement.

3.           The New Subsidiary Applicant hereby agrees to be liable under the Facility Agreement, with respect to each Existing LOC listed on Schedule IV to the Facility Agreement as being issued at its request, as though such Existing LOC were issued as an LOC pursuant to the Facility Agreement.

4.           Each of the New Subsidiary Applicant and the Company represents and warrants to the Administrative Agent, the Issuing Bank, and the other Banks that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally.

5.           Each of the New Subsidiary Applicant and the Company represents and warrants that no Event of Default has occurred and is continuing immediately after giving effect to the execution and delivery of this Agreement.

6.           This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.  This Agreement shall become effective when the Administrative Agent shall have received counterparts of this Agreement that bear the signatures of the New Subsidiary Applicant, the Company, the Administrative Agent, the Issuing Bank, and the other Banks.  Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

7.           Each of the New Subsidiary Applicant and the Company agrees to furnish to the Administrative Agent such information as the Administrative Agent, the Issuing Bank, or any other Bank shall reasonably request in connection with the New Subsidiary Applicant or the Company.

8.           Except as expressly supplemented hereby, the Facility Agreement shall remain in full force and effect.

9.           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.           If any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in any other Loan Document shall not in any way be affected or impaired.

11.           All communications and notices hereunder shall be in writing and given as provided in Section 8.02 of the Facility Agreement.  All communications and notices hereunder to the New Subsidiary Applicant shall be given to it at the address set forth under its signature hereto.

12.           Neither this Agreement nor any provision hereof may be waived, amended, or modified except as provided in Section 8.01 of the Facility Agreement.

13.           The New Subsidiary Applicant agrees to reimburse the Administrative Agent and the Issuing Bank for their reasonable expenses incurred in connection with this Agreement, including the reasonable fees, disbursements, and other charges of counsel.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Adherence Agreement to be duly executed and delivered as of the day and year first above written.

Address:	[NEW SUBSIDIARY APPLICANT]

By:
Name:
Title:

SUNPOWER CORPORATION

By:
Name:
Title:

TOTAL S.A.

By:
Name:
Title:

[__], individually, as Administrative Agent, and as Issuing Bank

By:
Name:
Title:

[OTHER BANKS]

By:
Name:
Title:

Annex A to Adherence Agreement

[FORM OF]

NOTICE OF TERMINATION

Reference is made to (a) the Letter of Credit Facility Agreement dated as of [_____] among SunPower Corporation (the "Company"), Total S.A., the Subsidiary Applicants parties thereto from time to time, the Banks party thereto from time to time, and [____], as Issuing Bank and as Administrative Agent, and the other parties thereto from time to time (as amended, supplemented, or otherwise modified from time to time, the "Facility Agreement") and (b) the Adherence Agreement dated as of [_________] among [__________, a ___________] (the "Terminating Subsidiary Applicant"), the Company, the Administrative Agent, the Issuing Bank, and the other Banks, (as amended, supplemented, or otherwise modified from time to time, the "Adherence Agreement").  Unless the context requires otherwise, terms used herein as defined terms and not otherwise defined herein shall have the meanings given thereto in the Facility Agreement.

The Company hereby notifies the Administrative Agent that the Terminating Subsidiary Applicant shall no longer be a "Subsidiary Applicant", or otherwise have the right to request LOCs, under the Facility Agreement.

The Company acknowledges and agrees that this Notice of Termination will not become effective until such time as all Obligations of the New Subsidiary Applicant shall have been paid in full in cash and all LOCs issued at the request of the New Subsidiary Applicant shall have expired without any pending drawing or terminated or shall have been cash collateralized in a manner satisfactory to the Administrative Agent and the Issuing Bank in their sole discretion; provided that this Notice of Termination shall be effective as of the date hereof to terminate the New Subsidiary Applicant's right to request LOCs under the Facility Agreement.

[COMPANY]

By:
Name:
Title:

EXHIBIT E

[FORM OF]
COMMITMENT INCREASE REQUEST

Date:__________________

[_____],
as Administrative Agent
[address]
Attention:
Telecopy No.:
Ladies and Gentlemen:

Reference is hereby made to the Letter of Credit Facility Agreement dated as of [_____] (as the same may be amended, supplemented, or otherwise modified from time to time, the "Agreement") by and among SunPower Corporation, a Delaware corporation (the "Company"), Total S.A., a société anonyme organized under the laws of the Republic of France, the Subsidiary Applicants parties thereto from time to time, the Banks parties thereto from time to time, and [_____], as Issuing Bank and as Administrative Agent.  All capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

The Company hereby requests the following increase of the aggregate Commitment Amounts pursuant to Section 2.04(b) of the Agreement:

(a)	Aggregate Commitment Amounts
	prior to this Notice:	$

(b)	Amount of Requested Increase	$
(must be a multiple of $1,000,000 and
not less than $25,000,000)

(c)	Aggregate Commitment Amounts
	after Requested Increase:	$
(must not exceed $1,000,000,000)

As of the date hereof, the Applicants satisfy all of the conditions under the Credit Agreement for such an increase in the aggregate Commitment Amounts.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO COMMITMENT INCREASE REQUEST]

Very truly yours,

SUNPOWER CORPORATION, a Delaware corporation

By:
Name:
Title:

EXHIBIT F

[FORM OF]
ISSUING BANK JOINDER AGREEMENT

ISSUING BANK JOINDER AGREEMENT, dated as of __________, 20__ (as it may be amended, supplemented or otherwise modified from time to time, this "Agreement"), among SUNPOWER CORPORATION, a Delaware corporation (the "Company"), Total S.A., a société anonyme organized under the laws of the Republic of France (the “Parent Guarantor”), [______], as Administrative Agent (in such capacity, the "Administrative Agent"), and [___________], as an additional Issuing Bank (the "Additional Issuing Bank").

Reference is made to the Letter of Credit Facility Agreement dated as of [_____] among the Company, the Subsidiary Applicants parties thereto from time to time, the Banks parties thereto from time to time, and [______], as Issuing Bank and as Administrative Agent (as it may be amended, supplemented or otherwise modified from time to time, the "Facility Agreement").  Unless the context requires otherwise, terms used herein as defined terms and not otherwise defined herein shall have the meanings given thereto in the Facility Agreement.

Pursuant to Section 2.14(f) of the Facility Agreement, the Company desires to designate the Additional Issuing Bank as an "Issuing Bank" under the Facility Agreement.

Accordingly, and for other good and lawful consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.      In accordance with Section 2.14(f) of the Facility Agreement, the Additional Issuing Bank, the Company, and the Administrative Agent hereby agree that, from and after the date hereof, the Additional Issuing Bank shall be an "Issuing Bank" under the Facility Agreement.

2.      The Additional Issuing Bank (a) represents and warrants to the Company and the Administrative Agent that (i) it has full power and authority to execute and deliver this Agreement and that this Agreement has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement, enforceable in accordance with its terms, and (ii) there is no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, no provision of its organizational documents and no provision of any mortgage, indenture, contract or agreement binding on it or affecting its properties, which would prohibit, conflict with or in any way prevent its execution, delivery, or performance of the terms of this Agreement; (b) confirms that it has received a copy of the Facility Agreement and the other Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into this Agreement and become a party to the Facility Agreement; and (c) agrees that it will be bound by the provisions of, and will perform in accordance with their terms all of the obligations which by the terms of the Facility Agreement or any other Loan Document are required to be performed by it as an Issuing Bank.

3.      The Company represents and warrants to the Administrative Agent that (a) it has full power and authority to execute and deliver this Agreement and that this Agreement has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement, enforceable in accordance with its terms, and (b) there is no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, no provision of its organizational documents and no provision of any mortgage, indenture, contract or agreement binding on it or affecting its properties, which would prohibit, conflict with or in any way prevent its execution, delivery, or performance of the terms of this Agreement.

4.      The Company represents and warrants that no Event of Default has occurred and is continuing immediately after giving effect to the execution and delivery of this Agreement.

5.      This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.  This Agreement shall become effective when the Administrative Agent shall have received counterparts of this Agreement that bear the signatures of the Additional Issuing Bank, the Company, and the Administrative Agent.  Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

6.      Each of the Additional Issuing Bank and the Company agrees to furnish to the Administrative Agent such information as the Administrative Agent shall reasonably request in connection with the Additional Issuing Bank or the Company.

7.      Except as expressly supplemented hereby, the Facility Agreement shall remain in full force and effect.

8.      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.      If any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in any other Loan Document shall not in any way be affected or impaired.

10.    All communications and notices hereunder shall be in writing and given as provided in Section 8.02 of the Facility Agreement.  All communications and notices hereunder to the Additional Issuing Bank shall be given to it at the address set forth under its signature hereto.

11.    Neither this Agreement nor any provision hereof may be waived, amended, or modified except as provided in Section 8.01 of the Facility Agreement.

12.    The Company agrees to reimburse the Administrative Agent for its reasonable expenses incurred in connection with this Agreement, including the reasonable fees, disbursements, and other charges of counsel.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Issuing Bank Joinder Agreement as of ___________, 20__.

Address:	[NEW ADDITIONAL ISSUING BANK]

By:
Name:
Title:

SUNPOWER CORPORATION

By:
Name:
Title:

TOTAL S.A.

By:
Name:
Title:

[__], individually, as Administrative Agent, and as Issuing Bank

By:
Name:
Title:

EXHIBIT G

[FORM OF]
PARENT GUARANTY

2

Execution Version

Guaranty

This GUARANTY (the “Guaranty”), dated as of August 9, 2011, is between Total S.A., a société anonyme organized under the laws of the Republic of France (the “Guarantor”), and Deutsche Bank AG New York Branch, a New York licensed branch of a German banking corporation, having an office at 60 Wall Street, New York, New York, 10005, as Administrative Agent for the benefit of itself and all of the Banks (in such capacity, the “Agent”).

RECITALS

A.            SunPower Corporation (the “Obligor”) and one or more Subsidiary Applicants wish to enter into a Letter of Credit Facility Agreement dated as of the date hereof among the Obligor, the Guarantor, the Banks parties thereto from time to time, and Deutsche Bank AG New York Branch, as Issuing Bank and Administrative Agent (as amended, supplemented, or otherwise modified from time to time, the “Contract”), the form of which Contract has been provided to the Obligor and to the Guarantor.  Terms not otherwise defined herein shall have the meanings ascribed to them in the Contract.

B.            It is a condition precedent to the extensionsof credit under the Contract that the Guarantor guarantee the payment of the Obligor’s payment obligations under the Contract with respect to the reimbursement of draws on letters of credit and interest thereon.

C.            Guarantor owns a majority of the issued and outstanding equity interests of the Obligor and will receive direct and indirect benefits from the Banks’ performance of the Contract.

AGREEMENT

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.            Guaranty.  (a)  Guarantor unconditionally guarantees and promises to pay to the Agent, in accordance with the payment instructions contained in the Contract, on demand after the default by the Obligor in the performance of its payment obligations under the Contract, in lawful money of the United States (or, if applicable, in an Alternate Currency or at the Agent’s option the Dollar Equivalent thereof), any and all Obligations (as hereinafter defined).  For purposes of this Guaranty, the term “Obligations” means and includes the obligations of the Obligor (for itself or as guarantor) now existing or hereafter arising to reimburse the amount of any draw on any letter of credit issued pursuant to the Contract (including any letters of credit issued on request of the Obligor or for any Subsidiary Applicant) and all interest accrued on such reimbursement obligation from the date of such reimbursement until the date paid, including without limitation interest accruing at the rate provided in the applicable Loan Document on or after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable.  For the avoidance of doubt, the term “Obligations” does not include fees, expenses or other amounts payable by the Obligor or anyone else to the Agent.

(b)           This Guaranty is absolute, unconditional, continuing and irrevocable, constitutes an independent guaranty of payment and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part any of the Obligor’s Obligations, the existence or continuance of the Obligor as a legal entity, the consolidation or merger of the Obligor with or into any other entity, the sale, lease or disposition by the Obligor of all or substantially all of its assets to any other entity, or the bankruptcy or insolvency of the Obligor, the admission by the Obligor of its inability to pay its debts as they mature, or the making by the Obligor of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors.  If the Obligor fails to pay or perform any Obligations that are subject to this Guaranty as and when they are due, the Guarantor shall forthwith pay to the Agent all such liabilities or obligations in immediately available funds.  Each failure by the Obligor to pay any Obligations shall give rise to a separate cause of action, and separate suits may be brought hereunder as each cause of action arises.

(c)           The Agent may at any time and from time to time, without the consent of or notice to the Guarantor, except such notice as may be required by applicable statute that cannot be waived, without incurring responsibility or liability to the Guarantor, and without impairing or releasing the obligations of the Guarantor hereunder, (i) exercise or refrain from exercising any rights against the Obligor or others (including the Guarantor) or otherwise act or refrain from acting, (ii) settle or compromise any Obligations hereby guaranteed and/or any other obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any obligations and liabilities which may be due to the Agent or others, and (iii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property pledged or mortgaged by anyone to secure or in any manner securing the Obligations hereby guaranteed.

(d)           The Agent and each Bank may not, without the prior written consent of the Guarantor, (i) change the manner, place and terms of payment or change or extend the time of payment of, renew, or alter any Obligation hereby guaranteed, or in any manner modify, amend or supplement the terms of the Contract or any documents, instruments or agreements executed in connection therewith (other than the addition of a Subsidiary Applicant or Subsidiary Account Party or the termination of a Subsidiary Applicant or Subsidiary Account Party pursuant to the terms and conditions of the Contract), (ii) take and hold security (or additional security) of or from a Credit Party for any or all of the obligations or liabilities covered by this Guaranty, except as provided in the Contract, or (iii) except as provided in the Contract, assign its rights and interests under this Guaranty, in whole or in part.

(e)           No invalidity, irregularity or unenforceability of any of the Obligations hereby guaranteed shall affect, impair, or be a defense to this Guaranty, including without limitation any law, rule, or regulation of any jurisdiction or any other event affecting any term of any of the Obligations. This is a continuing Guaranty for which the Guarantor receives continuing consideration and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon and this Guaranty is therefore irrevocable without the prior written consent of the Agent.

(f)           All payments by the Guarantor hereunder shall be made free and clear of and without deduction for any Taxes.  If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Agent or to the Agent on behalf of any Bank, (i) the sum payable shall be increased as may be necessary so that after the Guarantor and the Agent have made all required deductions the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make all such deductions, and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(g)           The Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agent, the Issuing Bank, or any other Bank upon the bankruptcy or reorganization of the Obligor or otherwise.  Nothing shall discharge or satisfy the liability of the Guarantor hereunder except the full and final performance and payment in cash of the Obligations.

2.             Representations and Warranties.  The Guarantor represents and warrants to the Agent that (a) the Guarantor is a société anonyme duly organized, validly, existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) the execution, delivery and performance by the Guarantor of this Guaranty are within the power of the Guarantor and have been duly authorized by all necessary actions on the part of the Guarantor, (c) this Guaranty has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (d) the execution, delivery and performance of this Guaranty do not (i) violate any law, rule or regulation of any governmental authority, or (ii) result in the creation or imposition of any material lien, charge, security interest or encumbrance upon any property, asset or revenue of the Guarantor, (e) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person (including, without limitation, the shareholders of the Guarantor) is required in connection with the execution, delivery and performance of this Guaranty, except such consents, approvals, orders, authorizations, registrations, declarations and filings that are so required and which have been obtained and are in full force and effect, (f) the Guarantor is not in violation of any law, rule or regulation other than those the consequences of which cannot reasonably be expected to have material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty, and (g) no litigation, investigation or proceeding of any court or other governmental tribunal is pending or, to the knowledge of the Guarantor, threatened against the Guarantor which, if adversely determined, could reasonably be expected to have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty.

3.            Waivers.  (a)  The Guarantor, to the extent permitted under applicable law, hereby waives any right to require Agent or any other party to the Contract to (i) proceed against the Obligor or any other guarantor of the Obligor’s obligations under the Contract, (ii) proceed against or exhaust any security received from the Obligor or any other guarantor of the Obligor’s Obligations under the Contract, or (iii) pursue any other right or remedy in the Agent’s or any other such party's power whatsoever.

(b)           The Guarantor further waives, to the extent permitted by applicable law, (i) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of the Guarantor against the Obligor, any other guarantor of the Obligations or any security, (ii) any setoff or counterclaim of the Obligor or any defense which results from any disability or other defense of the Obligor or the cessation or stay of enforcement from any cause whatsoever of the liability of the Obligor (including, without limitation, the lack of validity or enforceability of the Contract), (iii) any right to exoneration of sureties that would otherwise be applicable, (iv) any right of subrogation or reimbursement and, if there are any other guarantors of the Obligations, any right of contribution, and right to enforce any remedy that the Agent or any other party to the Contract, now has or may hereafter have against the Obligor, and any benefit of, and any right to participate in, any security now or hereafter received by Agent or any other party to the Contract, (v) all presentments, demands for performance, notices of non-performance, notices delivered under the Contract, protests, notice of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations and notices of any public or private foreclosure sale, (vi) the benefit of any statute of limitations, (vii) any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling, and (viii) any right to be informed by the Agent or any other party to the Contract, of the financial condition of the Obligor or any other guarantor of the Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations.  The Guarantor has the ability to and assumes the responsibility for keeping informed of the financial condition of the Obligor and any other guarantors of the Obligations and of other circumstances affecting such nonpayment and nonperformance risks.

4.             Notice of Issuance of Letters of Credit and Draws Thereon; Block Notice.

(a)           Notice of Issuance of Letter of Credit and Draws Thereon.  Within ten (10)  days after the Agent receives notice of each issuance of a letter of credit under the Contract or ten (10) days after the Agent receives notice thereof if it is not the Issuing Bank, the Agent will notify the Guarantor of (i) the amount of such letter of credit (including a copy thereof) and (ii) the aggregate amount of letters of credit that are outstanding under the Contract, after giving effect to such issuance.  In addition the Agent will notify the Guarantor of any draw on any letter of credit (including the date and amount of such draw) issued pursuant to the Contract within two business days of such draw or two business days after the Agent receives notice thereof if it is not the Issuing Bank, even if such draw is reimbursed by the Obligor prior to the delivery of such notice.  Any failure to furnish any notice required under this paragraph shall not affect the obligations of the Guarantor hereunder regarding any  outstanding letter of credit.

(b)           Right of Guarantor to Block Issuances of Letters of Credit.

(i)            Delivery of Block Notice.  The Guarantor may (A) suspend the right of the Obligor to obtain additional issuances of letters of credit under the Contract that are subject to this Guaranty at any time following the occurrence and during the continuance of a Trigger Event (as defined in the Credit Support Agreement, dated April 28, 2011 as amended, supplemented and modified from time to time (provided that the Guarantor will give notice, reasonably promptly, to the Agent of any material amendment to or modification thereof), between the Obligor and the Guarantor, the current version of which is attached hereto as Exhibit A) or (B) limit the aggregate undrawn amount of letters of credit that are subject to this Guaranty at any time following a reduction of the Maximum L/C Amount or Available Facility Amount pursuant to such Credit Support Agreement, in each case by delivering to the Agent (who shall immediately deliver to each Issuing Bank) a written notice to such effect (a “Notice of Block”).  Such Notice of Block shall be made and shall be deemed effective when properly given in the manner specified in Section 5(a) of this Guaranty.  The Agent will have no duty to investigate or make any determination with respect to any Notice of Block received by it and will comply with any Notice of Block given by the Guarantor.  The Agent may rely upon any instructions from any person that it reasonably believes to be an authorized representative of the Guarantor. Notwithstanding any other provision herein, the Guarantor acknowledges and agrees that it shall remain liable in accordance with the terms hereof in respect of all Obligations arising out of or in connection with any issued and outstanding letter of credit that was requested under the Contract prior to the Agent's receipt of a Notice of Block.

(ii)           Compliance with Notice.  From and after the date a Notice of Block is delivered to the Agent pursuant to and in accordance with the provisions of clause (i) above, and until either (A) the Guarantor delivers to the Agent a written notice rescinding such Notice of Block or (B) this Guaranty is terminated, no additional letters of credit may be issued pursuant to the Contract without the prior written consent of the Guarantor.

5.            Miscellaneous.

(a) Notices.  All notices, requests, demands and other communications that are required or may be given under this Guaranty shall be in writing and shall be personally delivered or sent by certified or registered mail.  If personally delivered, notices, requests, demands and other communications will be deemed to have been duly given at time of actual receipt.  If delivered by certified or registered mail, deemed receipt will be at time evidenced by confirmation of receipt with return receipt requested.  In each case notice shall be sent:

if to the Agent, to:               Deutsche Bank AG New York Branch
c/o Deutsche Bank Securities Inc.
One International Place, 12th Floor
Boston, MA 02110
Attention: Mr. David Dickinson
Telephone: 617-217-6381
Fax: 617-217-6300
e-mail: david.dickinson@db.com

with a copy to:

Deutsche Bank Trust Company Americas
60 Wall Street
Mail Stop NYC60-0926
New York, NY 10005
Attention: Charles Ferris
Telephone: 212-250-1214
Fax: 212-797-0403
e-mail: charles.ferris@db.com

if to the Guarantor, to:
Total S.A.
2, place Jean Millier
La Défense 6
92400 Courbevoie
France
Attention: Olivier Devouassoux, VP Subsidiary FinanceOperations
Telephone: +33 1 47 44 45 64
Facsimile: + 33 1 47 44 48 74
Email: olivier.devouassoux@total.com

With a copy to:

Total S.A.
2, place Jean Millier
La Défense 6
92400 Courbevoie
France

Attention: Christine Souchet, Subsidiary Finance Operations -Gas and Power
Telephone: +33 1 47 44 72 11
Facsimile: +33 1 47 44 47 92
Email: christine.souchet@total.com

With a copy to:

Total S.A.
2, place Jean Millier
La Défense 6
92400 Courbevoie
France
Attention: Jonathan Marsh, Vice President, Legal Director
Mergers, Acquisitions & Finance
Telephone: +33 (0) 1 47 44 74 70
Facsimile: +33 (0)1 47 44 43 05
Email: jonathan.marsh@total.com

or to such other place and with such other copies as the Agent or the Guarantor may designate as to itself by written notice to the other pursuant to this Section 5(a).

(b)           Nonwaiver.  No failure or delay on the Agent’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c)           Amendments and Waivers.  This Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Guarantor and the Agent.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d)           Assignments.  This Guaranty shall be binding upon and inure to the benefit of the Agent and the Guarantor and their respective successors and permitted assigns.  This Guaranty may not be assigned by the Guarantor without the express written approval of the Banks, which may not be unreasonably withheld, conditioned or delayed.

(e)           Cumulative Rights, etc.  The rights, powers and remedies of the Agent under this Guaranty shall be in addition to all rights, powers and remedies given to the Agent by virtue of any applicable law, rule or regulation, the Contract or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Agent’s rights hereunder.

(f)           Partial Invalidity.  If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(g)           Currency Indemnity.  Any payments by the Guarantor hereunder in any Specified Currency shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment or otherwise, which is expressed in or converted into any currency other than the Specified Currency, except to the extent that such tender or recovery results in the actual receipt by the Agent of the full amount of the Specified Currency payable under this Agreement.  The Guarantor shall indemnify the Agent for any shortfall and the Guarantor’s obligation to make payments in the Specified Currency shall be enforceable as an alternative or additional cause of action to the extent that such actual receipt is less than the full amount of the Specified Currency expressed to be payable hereunder, and shall not be affected by judgment being obtained for other sums due hereunder.

(h)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(i)            JURISDICTION.  EACH PARTY (A) IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF AND (B) WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT.  EACH PARTY IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SITTING IN NEW YORK COUNTY.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(i)            SERVICE OF PROCESS.  EACH PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE MADE BY THE MAILING OF COPIES THEREOF BY EXPRESS OR OVERNIGHT MAIL OR COURIER, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS REFERRED TO IN SECTION 5(a).  NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO SERVE PROCESS IN ANY OTHER MANNER. THE

GUARANTOR HEREBY IRREVOCABLY APPOINTS AND DESIGNATES SUNPOWER CORPORATION, A DELAWARE CORPORATION, AS ITS AGENT FOR ACCEPTANCE OF SERVICE OF LEGAL PROCESS, SUMMONS, NOTICES, AND DOCUMENTS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE GUARANTY; ANY SUCH SERVICE MAY BE EFFECTED BY DELIVERY TO SUNPOWER CORPORATION AT: TOTAL S.A., C/O SUNPOWER CORPORATION, ATTN: CORPORATE SECRETARY, 77 RIO ROBLES, SAN JOSE, CALIFORNIA 95134.  THE GUARANTOR AGREES THAT ANY FAILURE OF (I) SUNPOWER CORPORATION TO DELIVER TO THE GUARANTOR A COPY OF ANY SUCH PROCESS OR (II) THE GUARANTOR TO RECEIVE ANY SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.

(j)            JURY TRIAL.  EACH OF THE GUARANTOR AND THE AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed as of the day and year first written above.

TOTAL S.A.

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A
CREDIT SUPPORT AGREEMENT DATED APRIL 28, 2011
AMENDMENT TO CREDIT SUPPORT AGREEMENT DATED JUNE 7, 2011

EXHIBIT H

[FORM OF]
FEE LETTER

[Letterhead of Administrative Agent [and Issuing Bank]]

SunPower Corporation
77 Rio Robles
San Jose, CA 95134
Attention: [___________]

Dear Sirs:

This fee letter is delivered to you in connection with (i) the commitment letter dated _____, 2011 (the “Commitment Letter”) and (ii) the Letter of Credit Facility Agreement of even date herewith (the “Facility Agreement”) among SunPower Corporation (“SunPower”), Total S.A., the Subsidiary Applicants parties thereto from time to time, the Banks parties thereto from time to time, and [_____], [as Issuing Bank and] as Administrative Agent (the “Agent”), regarding the commitment and syndication in the amount of up to $771,000,000 letter of credit facility (the “Facility”).  Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Facility Agreement. In connection with, and in consideration of the agreements contained in the Commitment Letter and the Facility Agreement, SunPower agrees with the Agent and Issuing Bank as follows:

SunPower agrees to pay to the Agent and the Issuing Bank, as applicable, the following fees:

ISSUER FEE:
to the Issuing Bank, $_______, per annum on the Dollar Equivalent amount of the LOCs issued by the Issuing Bank, payable quarterly in arrears on the last day of March, June, September, and December of each year, and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.  All such fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

ADMINISTRATIVE AGENT FEE:
to the Administrative Agent, $_______, payable at closing and $________, payable on each anniversary of the closing date until the later of the Termination Date or the date on which there is no longer any Credit Exposure.

You and we agree that, except as otherwise specifically provided for in the Facility Agreement, the fees stated herein are the only fees due and payable under the Facility and each of the above fees will be fully earned on the date it is payable as provided above.  Your obligations under this fee letter will survive the closing.  This fee letter shall prevail over any general terms and conditions of the Agent and the Issuing Bank.

It is understood and agreed that this Fee Letter shall not constitute or give rise to any obligation to provide any financing; such an obligation will arise only to the extent provided in the Facility Agreement if accepted in accordance with its terms.  This Fee Letter may not be amended or waived except by an instrument in writing signed by us and you.  This Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York.  This Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page to this Fee Letter by facsimile or

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e-mail (in a pdf or similar file) shall be effective as delivery of an original executed counterpart of this Fee Letter.

Very truly yours,

[___], as Agent[, and as Issuing Bank ]

By:
Name:
Title:

Accepted and Agreed:
SUNPOWER CORPORATION

By:
Name:
Title:

4

EXHIBIT I

[FORM OF]
REQUEST RE SUBSIDIARY ACCOUNT PARTY

SUNPOWER CORPORATION

Date

To the Administrative Agent and the Issuing Bank referred to in the Facility Agreement referred to below

Re:	Request to Approve “[ ]” as a "Subsidiary Account Party"

Reference is made to the Letter of Credit Facility Agreement, dated as of [    ] (as it may be amended, supplemented or otherwise modified from time to time, the "Facility Agreement"), among SunPower Corporation (the "Company"), Total S.A., the Subsidiary Applicants parties thereto from time to time, the Banks parties thereto from time to time, and [    ], as Issuing Bank and as Administrative Agent.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Facility Agreement.

The Company hereby requests that the Administrative Agent and the Issuing Bank approve [   ], an [   ]limited liability company ("[   ]"), as a Subsidiary Account Party under the Facility Agreement.  In connection therewith, the Company hereby represents and warrants to each of the Secured Parties that [   ] is an [direct/indirect] Subsidiary of the Company.

Kindly sign this consent in the space provided below to approve [   ] as a Subsidiary Account Party as provided herein.

This approval to treat [   ] as a Subsidiary Account Party shall not become effective until each party hereto shall have executed and delivered this approval or a separate approval to the same effect.  This approval may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page to this approval by facsimile or e-mail (in a pdf or similar file) shall be effective as delivery of an original executed counterpart of this approval.  This approval constitutes one of the Loan Documents referred to in the Facility Agreement.  This approval shall be governed by, and construed in accordance with, the law of the State of New York.

Very truly yours,

SUNPOWER COROPRATION

By:
Name:
Title:

THE FOREGOING REQUEST TO APPROVE
[   ]
AS A "SUBSIDIARY ACCOUNT PARTY" IS HEREBY

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APPROVED:

[   ],
as Administrative Agent and as Issuing Bank

By:
Name:
Title:

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